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Exhibit 3.3

        THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT ARE FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
FOR
HUNTSMAN ADVANCED MATERIALS LLC
A DELAWARE LIMITED LIABILITY COMPANY

        This Second Amended and Restated Limited Liability Company Agreement is entered into on the 30th day of June, 2003, by and among the parties listed on the signature pages, and such other parties that may be admitted from time to time as Members of the Company, and shall become effective on the Effective Date. This Agreement is entered into with reference to the following facts:

        A.    On or about April 30, 2003, Holdco 1, the Company, MatlinPatterson, and SISU executed and delivered the Restructuring Implementation Agreement and, simultaneously with the execution and delivery hereof, the Closing was consummated.

        B.    On April 8, 2003, a Certificate of Formation for the Company was filed with the Secretary of State of the State of Delaware.

        C.    This Agreement is intended to provide, among other things, a means by which the Members may hold membership interests in the Company, and a means by which the Members can allocate among themselves certain potential economic rights and benefits, as well as define certain non-economic rights, arising out of the direct or indirect ownership of the assets of the Company.

        NOW, THEREFORE, the parties to this Agreement set forth the operating agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.

ARTICLE I
DEFINITIONS

        When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

        1.1 "Act" shall mean the Delaware Limited Liability Company Act, 6 Del.C. §18-101 through §18-1109, as the same may be amended from time to time, and the provisions of succeeding law.

        1.2 "Adjusted Deemed Outstanding Units" shall mean, with respect to a particular time, an amount equal to (a) the aggregate number of Units then outstanding, minus (b) the aggregate number of Units, if any, then outstanding that were issued after the Effective Date in an issuance that constituted an Excluded Issuance, other than any such Excluded Issuance where the Company provided the Minority Investors with an opportunity to participate in such Excluded Issuance pursuant to Section 11.2.

        1.3 "Adjusted Deemed Ownership Percentage" shall mean, with respect to a particular Person at a particular time, an amount equal to (a) the sum of (i) the number of Units directly owned by such

Person at such time and (ii) the number obtained by multiplying (x) the number of Units held by Holdco 1 at such time by (y) a fraction, the numerator of which is the number of VH1 Units held by such Person at such time, and the denominator of which is the number of then-outstanding VH1 Units, divided by (b) the Adjusted Deemed Outstanding Units at such time.

        1.4 "Affiliate" of a Person shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person, as applicable; provided, however, that the Company and its Subsidiaries shall not be deemed to be Affiliates of MatlinPatterson, Holdco 1 or any of their respective Affiliates and MatlinPatterson, Holdco 1 and their respective Affiliates shall not be deemed to be Affiliates of the Company or any of its Subsidiaries. The term "control," as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity or the actions of the individual, as the case may be.

        1.5 "Agreement" shall mean this Second Amended and Restated Limited Liability Company Agreement, as originally executed and as amended from time to time.

        1.6 "Alpha Notice" shall have the meaning set forth in Section 7.5.

        1.7 "Alpha Option Period" shall have the meaning set forth in Section 7.5.

        1.8 "Alpha Price" shall have the meaning set forth in Section 7.5.

        1.9 "Beta Notice" shall have the meaning set forth in Section 7.6.

        1.10 "Beta Option Period" shall have the meaning set forth in Section 7.6.

        1.11 "Beta Price" shall have the meaning set forth in Section 7.6.

        1.12 "Board of Managers" shall mean the collective group of managers designated or elected by the Members pursuant to Section 5.3 hereof.

        1.13 "Business Plan" shall mean the initial business plan of the Company approved by SISU prior to the date hereof.

        1.14 "Call Right" shall have the meaning set forth in Section 10.2.

        1.15 "Certificate" shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

        1.16 "Change of Control" shall mean any transaction which results in the Huntsman Family and MatlinPatterson and its Affiliates ceasing, collectively, to have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of directors (or the equivalent) of Huntsman Group or of any entity that controls Huntsman Group.

        1.17 "Closing" shall mean the closing of the "Restructuring" as defined in the Restructuring Implementation Agreement.

        1.18 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law and, to the extent applicable, the Treasury Regulations.

        1.19 "Company" shall mean Huntsman Advanced Materials LLC, a Delaware limited liability company formerly known as Volcano Holdco 2 LLC.

        1.20 "Conflict Committee" shall have the meaning set forth in Section 5.5(a).

        1.21 "Conflict Matter" shall have the meaning set forth in Section 5.5(b).

        1.22 "Deemed Ownership Percentage" shall mean, with respect to a particular Person at a particular time, an amount equal to (a) the sum of (i) the number of Units directly owned by such Person at such time and (ii) the number obtained by multiplying (x) the number of Units held by Holdco 1 at such time by (y) a fraction, the numerator of which is the number of VH1 Units held by such Person at such time, and the denominator of which is the number of then-outstanding VH1 Units, divided by (b) the aggregate number of Units then outstanding.

        1.23 "Derivative Securities" shall mean, with respect to a particular issuer, securities of such issuer which are exercisable or exchangeable for, or convertible into, equity securities of such issuer, excluding (i) any securities which are exercisable or exchangeable for, or convertible into, equity securities of such issuer where such securities are issued or delivered to any lender to the issuer or any of its Affiliates or to any purchaser of any debt security issued by the issuer or any of its Affiliates, in each case in connection with the incurrence of the indebtedness to such lender or represented by such debt security, as the case may be, and (ii) convertible notes and other convertible and derivative debt instruments.

        1.24 "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time, and the provisions of succeeding law.

        1.25 "Effective Date" shall mean the date upon which the Closing occurs.

        1.26 "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

        1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.28 "Excluded Issuance" shall mean the issuance of:

          (a)   equity or Derivative Securities to officers, employees, managers or directors of, or consultants to, the issuer or its Affiliates, pursuant to any incentive agreement, plan or arrangement contemplated in the Business Plan or approved by the Board of Managers in accordance with Article V (including any approval required under Section 5.5), or the issuance to such Persons of any equity securities pursuant to the terms of any such Derivative Securities;

          (b)   equity issuable upon conversion of (i) any securities which are exercisable or exchangeable for, or convertible into, equity securities of the Company where such securities are issued or delivered to any lender to the Company or any of its Affiliates or to any purchaser of any debt security issued by the Company or any of its Affiliates, in each case in connection with the incurrence of the indebtedness to such lender or represented by such debt security, as the case may be, or (ii) any Derivative Securities, convertible notes and other convertible or derivative debt instrument that are issued in compliance with this Agreement;

          (c)   securities issued as a dividend or upon any split or other subdivision, recapitalization or combination of equity;

          (d)   any equity securities or Derivative Securities issued to the Company or any of its Subsidiaries;

          (e)   any equity securities or Derivative Securities issued to any third party not affiliated with MatlinPatterson or Holdco 1, including securities issued as consideration in connection with the merger or consolidation of another entity into or with the issuer or an Affiliate of the issuer, or the sale of all or substantially all of the assets of another entity to the issuer or an Affiliate of the issuer;

          (f)    any equity securities or Derivative Securities issued in connection with an initial public offering of any equity securities of the Company; and

          (g)   any equity securities or Derivative Securities issued pursuant to Section 3.2.

        1.29 "Fair Value" shall have the meaning set forth in Section 10.4(b).

        1.30 "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year, or such other year as shall be required under the Code.

        1.31 "GAAP" shall mean the United States generally accepted accounting principles, in effect from time to time.

        1.32 "Gamma Notice" shall have the meaning set forth in Section 7.8(a).

        1.33 "Gamma Option Period" shall have the meaning set forth in Section 7.8(a).

        1.34 "Governmental Entity" shall mean any domestic or foreign court, administrative or regulatory agency or commission, department or other governmental body, authority or instrumentality.

        1.35 "Holdco 1" shall mean Huntsman Advanced Materials Holdings LLC, a Delaware limited liability company formerly known as Volcano Holdco 1 LLC.

        1.36 "Holdco 1 LLC Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of Huntsman Advanced Materials Holdings LLC, as executed on the date hereof and as amended from time to time.

        1.37 "Huntsman Bankruptcy Event" shall mean either (i) any entity that controls Holdco 1 shall have filed any petition for voluntary bankruptcy or any similar proceeding or (ii) a court of competent jurisdiction shall have entered a judgment, decree or order for relief in respect of any entity that controls Holdco 1 in an involuntary bankruptcy case or proceeding, which judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; provided, however, that none of the foregoing shall constitute a Huntsman Bankruptcy Event if the Company is subject to any voluntary or involuntary bankruptcy case or proceeding at such time. For purposes of the preceding sentence, the term "control" has the meaning ascribed to it in the definition of "Affiliate" set forth above.

        1.38 "Huntsman Default" shall mean either (i) the acceleration of the maturity of any indebtedness for borrowed money of any entity that controls Holdco 1 if the aggregate principal amount of all indebtedness for borrowed money of such entity with respect to which there is any such acceleration exceeds $25,000,000 or (ii) the exercise or enforcement by any party to any pledge agreement with any entity that controls Holdco 1 of any rights or remedies under Part 6 of Article 9 of the UCC respect to the VH1 Units held by such entity or any Subsidiary of such entity.

        1.39 "Huntsman Family" shall mean each and all of Mr. Huntsman and his spouse, his children and their spouses, and his grandchildren and their spouses, and any trusts for the benefit of any of the foregoing and any entities controlled directly or indirectly by any of the foregoing.

        1.40 "Huntsman Group" shall mean Huntsman Group, Inc., a Delaware corporation.

        1.41 "Huntsman Holdings" shall mean Huntsman Holdings, LLC, a Delaware limited liability company.

        1.42 "Huntsman Liquidity Transaction" shall mean either of the following:

          (a)   a sale (in one transaction or a series of related transactions) of all of the capital stock or assets of Huntsman Group;

          (b)   a Qualifying IPO; or

          (c)   prior to the consummation of a Qualifying IPO, a Change of Control.

        1.43 "Incentive Option Trigger Events" shall mean any of the following events:

          (a)   a Huntsman Liquidity Transaction;

          (b)   a Change of Control;

          (c)   a sale of the Company, which may take the form of a sale of all or substantially all of the assets or equity of the Company, a merger, consolidation or similar transaction involving the Company or any of its significant subsidiaries, a share exchange, a stock or unit purchase or any other similar transaction (a "Vantico Sale"); and

          (d)   an initial public offering of any equity securities of the Company (a "Vantico IPO").

        1.44 "Indemnitee" shall have the meaning set forth in Section 5.13(c).

        1.45 "Independent Designee" shall have the meaning set forth in Section 5.3(a).

        1.46 "Initiating Investors" shall have the meaning set forth in Section 7.8(a).

        1.47 "Interest" shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

        1.48 "Investor Manager" shall mean any of the SISU Designee, if any, or the Investor Designee, if any, and "Investor Managers" shall mean, collectively, all of such Persons.

        1.49 "Liquidation Event" shall mean any event of dissolution under Section 9.1.

        1.50 "Manager" shall mean each of the managers appointed or elected pursuant to Section 5.3 hereof or any other individuals that succeed any of them as a Manager of the Company as provided herein.

        1.51 "MatlinPatterson" shall mean MatlinPatterson Global Opportunities Partners, L.P., a Delaware limited partnership.

        1.52 "Member" shall mean each Person who is an initial signatory to this Agreement and any other Person admitted as an additional or substituted Member pursuant to this Agreement, in each case so long as such Person remains a Member. Any Member that transfers its entire Interest in the Company, or has its entire Interest redeemed by the Company, pursuant to the terms of this Agreement shall be deemed to have retired and shall cease to be a Member as of the effective date of such transfer or redemption.

        1.53 "MGPE" shall mean Morgan Grenfell Private Equity Limited, a company incorporated in England.

        1.54 "Minority Investor" shall mean any Member, and any successor, assign or other transferee thereof (in each case, other than Holdco 1 or any of its Affiliates) and any "Member" of Holdco 1 (as defined in the Holdco 1 LLC Agreement), and any successor, assign or other transferee thereof (in each case, other than Huntsman Holdings or any of its Affiliates).

        1.55 "Notional Fully Diluted Unit Amount" means, as of a particular date, an amount equal to (i) the aggregate number of Units outstanding on such date plus (ii) an amount equal to the sum of the Incentive Factors for each Incentive Option Trigger Event, if any, which has occurred prior to such date, other than any such Incentive Option Trigger Event in respect of which the Company made a cash payment equal to the respective Incentive Payment Amount.

        1.56 "Notional Incentive Dilution Amount" shall mean, with respect to a particular exercise of a Put Right pursuant to Section 10.1(b)(i), the greater of (A) the amount obtained by subtracting (i) the Notional Fully Diluted Unit Amount on the date on which the purchase and sale of the units subject to such Put Right is consummated, from (ii) the amount obtained by dividing (x) the Notional Fully Diluted Unit Amount on such date by (y) an amount equal to one minus a fraction, the numerator of which is the Notional Incentive Value with respect to the exercise of such Put Right and the denominator of which is the "Fair Value" of the Company, determined as set forth in Section 10.4(a), with respect to the exercise of such Put Right, or (B) zero.

        1.57 "Notional Incentive Value" shall mean, with respect to a particular exercise of a Put Right pursuant to Section 10.1(b)(i), "Incentive Value" determined in accordance with Schedule I hereto, assuming that the "Equity Value" referred to on such Schedule is the "Fair Value" of the Company, determined as set forth in Section 10.4(a) with respect to the exercise of such Put Right; provided however, that if, at the time such Notional Incentive Value is being determined with respect to a particular exercise of a Put Right, any Incentive Payment Amount shall have been paid with respect to any previous Incentive Option Trigger Event or Events, then the Notional Incentive Value determined in accordance with Schedule I for such then-current exercise of a particular Put Right shall be reduced (but not below zero) by an amount equal to the aggregate of the Incentive Values used in connection with the calculation or calculations under Section 3.2(a) with respect to such previous Incentive Option Trigger Event or Events. For the avoidance of doubt, no previous calculation of Notional Incentive Value shall be taken into account for purposes of determining any other calculation of Notional Incentive Value.

        1.58 "Participation Right" shall mean, with respect to a particular Minority Investor, such Minority Investor's rights under Section 11.1.

        1.59 "Participation Rights Notice Period" shall have the meaning set forth in Section 11.1.

        1.60 "Participation Rights Offer" shall have the meaning set forth in Section 11.1.

        1.61 "Permitted Affiliate Transaction" shall mean (i) any transaction with or among direct or indirect Subsidiaries of the Company, (ii) any transaction pursuant to any agreement in effect as the closing date or contemplated by or consistent with the Business Plan or, in any such case, any amendment thereto or any continuation or replacement agreement so long as such amendment, continuation or replacement is not more disadvantageous, taken as a whole, to the Company than the original agreement, or (iii) any ordinary course commercial transaction that is (x) for a term (in one or more related agreements) of no more than one year and for an amount not in excess of US$1,500,000 and (y) on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

        1.62 "Person" shall mean an individual, partnership, limited partnership, limited liability partnership, limited liability company, corporation, trust, estate, association, custodian, trustee, executor, administrator, nominee or any other entity.

        1.63 "Proposed Purchaser" shall have the meaning set forth in Section 7.7(a).

        1.64 "Proposed Sale" shall have the meaning set forth in Section 7.7(a).

        1.65 "Put Right" shall have the meaning set forth in Section 10.1(a).

        1.66 "Qualifying IPO" shall mean the first occurrence of a broadly-distributed underwritten public offering and sale of equity securities of Huntsman Group or of any entity that controls Huntsman Group pursuant to an effective registration statement filed under the Securities Act, which yields at least $200,000,000 of net proceeds to the selling security holders (including the issuer) and which involves at least 10% of the equity capital of the issuer.

        1.67 "Reference Price" shall have the meaning set forth in Section 7.8(a).

        1.68 "Registration Statement" shall have the meaning set forth in Section 4.9(d).

        1.69 "Restructuring Implementation Agreement" shall mean the Vantico Restructuring Implementation Agreement, date on or about April 30, 2003, by and among Holdco 1, the Company, MatlinPatterson and SISU, as originally executed and as amended from time to time.

        1.70 "Sale" and "Sell" shall, with respect to Article VII, have the meaning set forth in Section 7.5.

        1.71 "Sale Notice" shall have the meaning set forth in Section 7.7(a).

        1.72 "Sale Request" shall have the meaning set forth in Section 7.7(a).

        1.73 "Sale Transaction" shall have the meaning set forth in Section 7.8(b).

        1.74 "Section 7.7(b) Notice" shall have the meaning set forth in Section 7.7(b).

        1.75 "Section 7.7(b) Agreement" shall have the meaning set forth in Section 7.7(b).

        1.76 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time and the provisions of succeeding law.

        1.77 "SISU" shall mean SISU Capital Limited, a company registered under the laws of England and Wales, as the general partner of the investment manager of, and acting for and on behalf of: The SISU Capital Fund Limited Partnership, The SISU Capital Fund Limited, The SISU Capital Fund Limited II, Ltd and ARVO Master Fund Ltd.

        1.78 "Stockholder Designee" shall have the meaning set forth in Section 5.3(a).

        1.79 "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture or other legal entity in which such Person (either directly or through or together with other Subsidiaries) owns more than 50% of the voting securities of such corporation, partnership, limited liability company, joint venture or other legal entity.

        1.80 "Transaction Documents" shall mean this Agreement, the Restructuring Implementation Agreement and all other agreements entered into in connection herewith or therewith.

        1.81 "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        1.82 "Unit" means the equal proportionate units into which the Interests in the Company shall be divided from time to time.

        1.83 "VH1 Units" shall mean the "Units" of Holdco 1 as defined in the Holdco 1 LLC Agreement.

ARTICLE II
ORGANIZATIONAL MATTERS

        2.1    Formation.    The Members have formed the Company under the laws of the State of Delaware by filing the Certificate with the Secretary of State of the State of Delaware in accordance with the Act. The Company, and if required, each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things (including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and termination of the Company as a limited liability company under the laws of the State of Delaware as provided in Article IX hereof. The rights and obligations of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

        2.2    Name.    The name of the Company shall be Huntsman Advanced Materials LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Board of Managers deems appropriate or advisable.

        2.3    Term.    Subject to the provisions of Article IX hereof, the Company shall have a perpetual existence.

        2.4    Office and Agent.    The Company shall continuously maintain an office and registered agent in the State of Delaware. The principal office of the Company shall be located at such place as the Board of Managers may determine. The Company may also have such offices, anywhere within and without the State of Delaware, as the Board of Managers may determine from time to time, or the business of the Company may require. The registered agent shall be as stated in the Certificate or as otherwise determined by the Board of Managers.

        2.5    Names and Addresses of the Members and the Managers.    Subject to the provisions of Section 3.8 below, (a) the names and addresses of the Members are set forth on Exhibit A, and (b) the names and addresses of the initial Managers are set forth on Exhibit B. A Member or Manager may change its address upon written notice thereof to the Company. Upon the admission of any additional Member in accordance with the terms of this Agreement, Exhibit A shall be updated to reflect the admission of such additional Member. Exhibit A shall also be updated to reflect the retirement of any Member.

        2.6    Purpose and Business of the Company.    The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act.

        2.7    Title to Company Property.    Legal title to all property of the Company shall be held, vested and conveyed in the name of the Company as an entity, and no Member, individually, shall have any ownership interest in any such property.

        2.8    Failure to Observe Formalities.    A failure to observe any formalities or requirements of this Agreement, the Certificate or the Act shall not be grounds for imposing personal liability on the Members or Managers for liabilities of the Company.

        2.9    No Partnership Intended.    The Members have formed the Company under the Act, and expressly deny any intent hereby to form a partnership under Delaware law, including a partnership under the Delaware Revised Uniform Limited Partnership Act, or a corporation under the DGCL.

        2.10    Liability of Members and Managers to Third Parties; Reliance by Third-Party Creditors.

          (a)   Except as otherwise provided in the Act, no Member or Manager shall be personally liable for any debt, obligation or liability of the Company, whether arising in contract or otherwise, by reason of being a Member or acting as a Manager of the Company.

          (b)   This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, their successors and permitted assigns, and the Managers. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any contributions or otherwise.

        2.11    Conversion in Connection with an IPO.    If the Board of Managers and (if required hereunder) the Conflict Committee approves an initial public offering of any equity securities of the Company, then, in connection with such offering, the Company shall be converted into a corporation and each Unit shall be converted into one or more shares of the common stock of such corporation, provided that (i) each Unit shall be converted into the same number of shares of such common stock and (ii) such conversion shall be (x) subject to the effectiveness of the Registration Statement with respect to such offering and (y) effective at (or immediately before) the time such Registration Statement is declared effective. The Board of Managers shall determine the details and mechanics of such conversion, and each Member shall cooperate with the Company and the other Members in effecting such conversion.

ARTICLE III
UNITS

        3.1    Authorization and Issuance of Units.

          (a)   The Company shall be authorized to issue up to 500,000,000 Units.

          (b)   The Members shall be entitled to the rights and subject to the obligations ascribed by this Agreement.

        3.2    Management Incentive.

          (a)   Immediately prior to the consummation of each Incentive Option Trigger Event, if any, in consideration of the value Huntsman Group shall have brought to the business of the Company, the Company shall pay to Huntsman Group or its designee, an amount in cash equal to the Incentive Payment Amount for such Incentive Option Trigger Event. The Company shall have the right, but not the obligation, to deliver to Huntsman Group or its designee, as partial or full payment of any Incentive Payment Amount, a number of Units equal to the Incentive Factor for such Incentive Option Trigger Event or, in lieu of such number of Units, the Company may deliver stock appreciation rights, phantom equity or such other contract rights as shall convey the practical economic benefit of the ownership of such number of Units to Huntsman Group or its designee, provided that any such alternative to Units shall provide that, at any time the beneficiary of such alternative shall be entitled to elect to have the Company's obligation thereunder settled in Units.

          (b)   "Incentive Value" means, with respect to an Incentive Option Trigger Event, the "Incentive Value" determined in accordance with Schedule I hereto based on the Equity Value with respect to such Incentive Option Trigger Event; provided, however, that if, at the time the Incentive Value is being determined with respect to a particular Incentive Option Trigger Event, any Incentive Payment Amount shall have been paid with respect to any previous Incentive Option Trigger Event or Events, then the Incentive Value determined in accordance with Schedule I for such then-current Incentive Option Trigger Event shall be reduced (but not below zero) by an amount equal to the aggregate of the Incentive Values used (after any application of this proviso) in connection with the calculation or calculations under Section 3.2 with respect to such previous Incentive Option Trigger Event or Events.

          (c)   "Equity Value" with respect to an Incentive Option Trigger Event shall mean:

                (i)  if such Incentive Option Trigger Event is a Huntsman Liquidity Transaction, the "Fair Value" of the Company determined pursuant to Section 10.4(a) with respect to such Huntsman Liquidity Transaction; provided, that if there is no determination under Section 10.4(a) with respect to such Huntsman Liquidity Transaction, then Holdco 1 and the Minority Investors shall determine, or cause to be determined, such Fair Value pursuant to Section 10.4(a);

               (ii)  if such Incentive Option Trigger Event is a Vantico Sale, the aggregate sales price of the equity of the Company or, if such Vantico Sale results in proceeds to the Company, the aggregate net proceeds available for distribution to holders of Units after repayment of all indebtedness (including for the avoidance of doubt, any premium or prepayment or similar penalty) of the Company and its Subsidiaries and the payment of all fees and expenses of the Company incurred in connection therewith; and

              (iii)  if such Incentive Option Trigger Event is a Vantico IPO, the aggregate value of the equity of the Company that is implied by the initial public offering price of the equity securities issued in such Vantico IPO.

          (d)   "Incentive Factor" means, with respect to a particular Incentive Option Trigger Event, the amount obtained by subtracting (i) the Notional Fully Diluted Unit Amount on the date of such Incentive Option Trigger Event, from (ii) the amount obtained by dividing (x) the Notional Fully Diluted Unit Amount on the date of such Incentive Option Trigger Event, by (y) an amount equal to one minus a fraction, the numerator of which is the Incentive Value with respect to such Incentive Option Trigger Event and the denominator of which is the Equity Value with respect to such Incentive Option Trigger Event.

          (e)   "Incentive Payment Amount" means, with respect to a particular Incentive Option Trigger Event, an amount equal to (x) the Incentive Factor with respect to such Incentive Option Trigger Event times (y) a fraction, the numerator of which is the Equity Value with respect to such Incentive Option Trigger Event and the denominator of which is the Notional Fully Diluted Unit Amount on the date of such Incentive Option Trigger Event or issued Units.

        3.3    Certificates.    The Units shall be evidenced by one or more Certificates. Each Certificate shall be executed by the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary (or other persons designated by the Board of Managers). Each Certificate shall contain a legend substantially in the form of the following:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.

        THE TRANSFER OR ENCUMBRANCE IN ANY MANNER OF THE INTEREST IN THE COMPANY REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED JUNE 30, 2003, THE RELEVANT PROVISIONS OF WHICH MAY BE REVIEWED AT THE COMPANY'S HEAD OFFICE DURING BUSINESS HOURS."

        3.4    Register.    The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board of Managers may adopt, the Company will provide for the registration of Units, the registration of transfers and, if applicable, pledges of Units. The Board of Managers shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 3.4 and Section 3.3 and the limitations on transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate number of Units as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Board of Managers duly executed, by the registered holder thereof or such holder's authorized attorney.

        3.5    New Certificates.    The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (a) makes proof by affidavit, in form and substance satisfactory to the Board of Managers, that a previously issued Certificate has been lost, destroyed or stolen, (b) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (c) if requested by the Board of Managers, delivers to the Company a bond, in form and substance satisfactory to the Board of Managers, with such surety or sureties and with fixed or open liability as the Board of Managers may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (d) satisfies any other reasonable requirements imposed by the Board of Managers.

        3.6    Interest as a Security.    An Interest in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Interests.

        3.7    Additional Capital Contributions.    Subject to Article XI, no additional capital contributions shall be made by the Members without the approval of the Board of Managers; provided, that no Member shall be required to make any additional capital contribution without such Member's consent (and notwithstanding Section 13.12, the terms of this proviso may not be amended with respect to any Member without such Member's consent). The Members acknowledge and agree that the failure of a Member to consent to make a capital contribution (a) shall not prohibit the Company from receiving additional capital contributions that are approved by the Board of Managers in accordance with the first sentence of this Section 3.7 or from issuing new Interests in respect thereof, and (b) in the event that the Company determines to issue new Interests in respect of such an additional capital contribution, the Interest of the Member failing to give consent shall be appropriately diluted by the issuance of such new Interests.

        3.8    Exhibits.    The Board of Managers shall be authorized, without the prior consent of the Members, to update Exhibit A to this Agreement from time to time, to reflect the admission of any additional or substitute Member and the issuance of additional Units to the Members or additional Members.

        3.9    Rights Regarding Capital Contributions.

          (a)   No Member shall be entitled to interest on any capital contribution, and no Member shall have the right to withdraw or to demand the return of all or any part of its capital contribution, except as specifically provided in this Agreement.

          (b)   Under circumstances requiring a return of any capital contribution, no Member shall have the right to receive property, other than cash, except as may be specifically provided herein.

          (c)   No Member shall have personal liability for the repayment of the capital contribution of any Member or any obligation to make loans or advances to the Company.

ARTICLE IV
MEMBERS

        4.1    Procedures for Admission.    To effect the admission of a Member (including any additional or substitute Member) to the Company, the Board of Managers shall require the Person to be so admitted to the Company to execute and deliver an Adoption Agreement substantially in the form of Exhibit C; provided, however, that if any Person other than Holdco 1, SISU or MGPE acquires Units pursuant to the Restructuring (as defined in the Restructuring Implementation Agreement) and, in connection with such acquisition accedes to this Agreement, such Person shall not be required to execute and deliver an Adoption Agreement and upon the acquisition of such Units such Person shall be admitted as a Member and shall become bound by this Agreement. Except for a transferee of Units in accordance with Article VII, no Person shall be admitted as an additional or substitute Member without the approval of the Board of Managers. The value of any additional Member's capital contribution and the terms upon which such capital contribution shall be made shall be as agreed upon by the Board of Managers and set forth in such additional Member's subscription agreement, if any.

        4.2    Limited Liability.    Except as required by law, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

        4.3    Withdrawals or Resignations.    No Member shall have the right or power to voluntarily withdraw or resign as a Member from the Company and receive any assets until the dissolution of the Company or until the Board of Managers determines to make a distribution to the Members.

        4.4    Competing Activities.    The Members and their Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Neither the Company nor any other Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. The Members shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. The Members shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company. Each Member acknowledges that the other Members and their Affiliates conduct other businesses, including businesses that may compete with the Company and for the Members' time. Each Member hereby waives any and all rights and claims that it may otherwise have against the other Members and their Affiliates as a result of any of such activities.

        4.5    Transactions with Affiliates.

          (a)   Not later than March 31st of each calendar year (beginning March 31, 2004), the Company shall provide each Minority Investor with notice of any transaction or transactions (other than any Permitted Affiliate Transaction) by the Company or any of its Subsidiaries with or for the benefit of Holdco 1 or any of its Affiliates or by the Company or any of its Subsidiaries with or for the benefit of MatlinPatterson and any of its Affiliates during the immediately preceding calendar year with a value exceeding $500,000 individually or $5 million in the aggregate with respect to Holdco 1 and its Affiliates and MatlinPatterson and its Affiliates, collectively.

          (b)   Notwithstanding the foregoing, this Section 4.5 shall not apply to the (i) payment of any compensation, employee benefit or business expense reimbursement in the ordinary course of business to any Member or any Affiliate of any Member who is an officer of, or is employed by, the Company or its Subsidiaries; and (ii) payment of any amount to the Members (whether by dividend, distribution or otherwise) in accordance with Section 6.1.

        4.6    Remuneration to Members.    Except as otherwise specifically provided by the Board of Managers, no Member (acting solely in the capacity of a Member) is entitled to remuneration for acting in the Company business.

        4.7    Members are not Agents.    Pursuant to Section 5.1, the management of the Company is vested solely in the Board of Managers. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement and except as expressly required by the Act. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Board of Managers, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

        4.8    Voting Rights.    Except as expressly provided in this Agreement or the Act, Members shall have no voting, approval or consent rights. In the event that a vote, consent or approval of the Members is required, such vote, consent or approval shall be governed by Section 4.9.

        4.9    Meetings of and Voting by Members.

          (a)   A meeting of the Members may be called at any time by the Members holding more than fifty percent (50%) of the Units or by the Board of Managers. Meetings of the Members may be held at any place within or outside the State of Delaware which has been designated in the notice of the meeting or at such place as may be approved by the Board of Managers. Unless such requirement is waived by the Members, meetings of the Members shall be held upon five business days notice by first-class mail or internationally recognized express courier or two business days notice given personally or by telephone, telegraph, facsimile, telex, e-mail, or other similar means of communication. Any such notice shall be addressed or delivered to each Member entitled to vote at such Member's address as it is shown upon the records of the Company. Notice by mail or express courier shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid or at the time deposited with such express courier with full payment or provision therefor for express delivery, as the case may be. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the receiver. The presence (in person or by proxy) of Members having sufficient voting power to approve all matters to be considered at the meeting shall constitute a quorum. In case a quorum shall not be present at any meeting, a majority in interest or, if there shall be more than one class, a majority in interest of each class, present (in person or by proxy) at the meeting shall have the power to adjourn the meeting from time to time until a quorum is present.

          (b)   Members may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment, so long as all Members participating in such meeting can hear one another.

          (c)   Except as provided in Section 4.9(d), in the event the vote, consent or approval of the Members is required in respect of any matter, the Board of Managers shall first vote on such matter, and, notwithstanding anything to the contrary herein, each Member shall be required to vote in a manner consistent with the way the Board of Managers determined such matter in accordance with the terms hereof. As an example (and without limiting the foregoing), if approval of the Members is required with respect to any matter (other than a matter governed by Section 4.9(d)) and (i) such matter is not a matter that requires the approval of the Conflict Committee, then (x) if such matter is approved by the affirmative vote of a majority of the Managers (at least a majority of whom are Stockholder Designees), the Members shall each vote all of their respective Interests in favor of such matter or (y) if such matter is not approved by the affirmative vote of a majority of the Managers (at least a majority of whom are Stockholder Designees), the Members shall vote all of their respective Interests against such matter; or (ii) if such matter is a matter that requires the approval of the Conflict Committee, then (x) if such matter is approved by the affirmative vote of a majority of the Managers (at least a majority of whom are Stockholder Designees) and by the Conflict Committee, as provided in Section 5.5, the Members shall vote all of their respective Interests in favor of such matter and (y) if such matter is not approved by the affirmative vote of a majority of the Managers (at least a majority of whom are Stockholder Designees) and by the Conflict Committee, as provided in Section 5.5, the Members shall vote all of their respective Interests against such matter.

          (d)   Minority Investor Approval Matters.

                (i)  Prior written approval of Minority Investors whose Deemed Ownership Percentage is at least 90% of the aggregate Deemed Ownership Percentage of all Minority Investors shall be required for any transaction (other than any Permitted Affiliate Transaction) by the Company or any of its Subsidiaries with or for the benefit of Holdco 1 or any of its Affiliates or by the Company or any of its Subsidiaries with or for the benefit of MatlinPatterson or any of its Affiliates with a value in excess of US$500,000 that is on terms which are less favorable to the Company than might reasonably have been obtained at such time from an unaffiliated party.

               (ii)  Prior written approval of Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, shall be required for any amendment of this Agreement or the Company's Certificate of Formation in any manner that would have a material adverse effect on the rights attributable to the Interests of the Minority Investors that would be disproportionate (taking into account any disproportionality in the respective rights of the Minority Investors and Holdco 1 prior to such amendment) to the effect such amendment would have on the rights attributable to the Interest of Holdco 1; provided, however, that if any such amendment is being made in connection with an initial public offering of any equity securities of the Company, then no approval of such Minority Investors shall be required for such amendment, provided that (x) such amendment is subject to the effectiveness of the Company's registration statement filed under the Securities Act with respect to such offering (the "Registration Statement"), and (y) such amendment becomes effective at (or immediately before) the time at which the Registration Statement is declared effective.

              (iii)  From and after consummation of a Qualifying IPO, prior written approval of Minority Investors whose Deemed Ownership Percentage represents a majority of the

      Deemed Ownership Percentage of all Minority Investors, voting as a group, shall be required for any redemption, repurchase, retirement or other acquisition for value of any equity interest in the Company where the proceeds payable to Holdco 1 in respect of such acquisition are greater than Holdco 1's pro-rata share (based on the number of outstanding Units) of all of the proceeds payable in respect of such acquisition.

          (e)   Notwithstanding anything in this Agreement to the contrary (other than Section 4.9(d)) where any provision of this Agreement provides that an action requires the vote, consent or approval of, or may be taken by, or shall be taken as directed by, the Members, then the vote, consent, approval or direction of Members who hold more than fifty percent (50%) of the Units shall be deemed to be the vote, consent, approval or direction of all of Members.

          (f)    Any action required or permitted to be taken by the Members may be taken without a meeting, if Members holding not less than the minimum number of Units necessary to authorize or take such action as required under this Agreement consent in writing to that action. Such action by written consent shall have the same force and effect as a vote taken at a meeting by such Members. Upon the taking of any action by written consent, the Company shall promptly provide written notice thereof to the Members that did not execute such written consent, provided that the failure to give such notice shall not affect the validity of such action.

          (g)   The provisions of this Section 4.9 govern meetings of the Members if the Members elect, in their discretion, to hold meetings or if a meeting of the Members is called by the Board of Managers. However, nothing in this Section 4.9 or in this Agreement is intended to require that meetings of Members be held absent such a meeting being called by the Members or the Board of Managers.

ARTICLE V
MANAGEMENT AND CONTROL OF THE COMPANY

        5.1    Management of the Company by Board of Managers.    Subject to the provisions of this Agreement, including Section 5.4, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Board of Managers. Each Member acknowledges that it is in the best interests of a company to have at all times an independent manager.

        5.2    Meetings of Board of Managers.

          (a)   A meeting of the Board of Managers shall be held at least annually, at such time and place as shall be designated by the Chairman of the Board of Managers or by a majority of all Managers. Other meetings of the Board of Managers may be called by the Chairman of the Board of Managers or by a majority of all Managers. All meetings shall be held upon at least two business days written notice (with confirmed receipt) to all Managers and the board observer, if any, under Section 5.8. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Meetings of the Board of Managers may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or at such place as may be approved by the Board of Managers. Managers may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. The presence of Managers sufficient to approve a matter pursuant to this

  Agreement constitutes a quorum of the Board of Managers for the transaction of business with respect to such matter.

          (b)   Except as otherwise specifically set forth herein, the vote of a majority of the Managers (at least a majority of whom are Stockholder Designees) shall constitute the act of the Board of Managers.

          (c)   Any action required or permitted to be taken by the Board of Managers may be taken by the Board of Managers without a meeting. Such action by written consent shall have the same force and effect as if taken at a meeting of the Board of Managers. The text of any such proposed action shall be sent to all members of the Board of Managers.

          (d)   The provisions of this Section 5.2 govern meetings of the Board of Managers if the Managers elect, in their discretion, to hold meetings. However, nothing in this Section 5.2 or in this Agreement is intended to require that meetings of Board of Managers be held, it being the intent of the Members that meetings of Managers are not required.

        5.3    Election of Managers.

            (a)    Number, Term, and Qualifications.    There shall be up to 10 Managers of the Company. The Board of Managers shall be appointed as follows: (i) for so long as either (x) SISU's Adjusted Deemed Ownership Percentage is at least equal to SISU's Adjusted Deemed Ownership Percentage immediately after the Closing, provided that SISU's Deemed Ownership Percentage is at least 5%, or (y) SISU's Deemed Ownership Percentage is at least 7.5%, SISU shall be entitled to appoint one Manager (the "SISU Designee"), (ii) in the event that SISU is not entitled to appoint a Manager, then for so long as both (x) the Minority Investors' aggregate Adjusted Deemed Ownership Percentage is at least 10% and (y) the Minority Investors' aggregate Deemed Ownership Percentage is at least 7.5%, the Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, shall be entitled to appoint one Manager (the "Investor Designee"), (iii) if having used reasonable efforts to do so, Holdco 1 shall have identified an individual acceptable to Holdco 1 who is willing to serve as an independent Manager, then, subject to the consent of the Investor Manager or Investor Managers, if any, which consent shall not be unreasonably withheld, Holdco 1 shall appoint such individual as a Manager (the "Independent Designee"), and (iv) all other Managers shall be appointed by Holdco 1 (the "Stockholder Designees"). The Independent Designee shall not be deemed to be a Stockholder Designee for any purpose hereunder. The initial term for each Manager shall be for one year beginning on the Effective Date and the Managers shall continue to be elected to one year terms thereafter. Each Manager shall serve until the earlier of (i) the appointment of such Manager's successor, (ii) the removal of such Manager in accordance with the terms of this Agreement, (iii) such Manager's resignation, and (iv) such Manager's death. A Manager may, but need not be, a Member.

            (b)    Resignation.    Any Manager may resign at any time by giving written notice to the Company, the Members or Members who appointed such Manager and the remaining Managers. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. Upon the resignation of any Manager, a successor may be appointed by the Member or Members who appointed such Manager, in each case subject to the requirements of Section 5.3(a).

            (c)    Removal.    Any Manager who is a SISU Designee may be removed at any time and with or without cause only by SISU, any Manager who is an Investor Designee may be removed at any time and with or without cause only by Minority Investors whose Deemed

    Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, and any Manager who is an Independent Designee or a Stockholder Designee may be removed at any time and with or without cause only by Holdco 1. Upon the removal of any Manager with or without cause, a successor may be appointed by Member or Members who appointed such removed Manager, in each case subject to the requirements of Section 5.3(a). Notwithstanding the foregoing, at such time as any Member or the Minority Investors as a group, as applicable, is no longer entitled to appoint a Manager pursuant to Section 5.3(a), any Manager then holding office who was appointed by such Member or Members shall automatically be removed.

            (d)    Vacancies.    Upon the vacancy of any Manager for any reason, a successor shall be appointed by the Member or Members who appointed such Manager, in each case subject to the requirements of Section 5.3(a). For the avoidance of doubt, in the event of a vacancy resulting from the operation of the last sentence of Section 5.3(c), Holdco 1 shall appoint the successor.

        5.4    Powers of Managers.

            (a)    Powers of Managers.    Without limiting the generality of Section 5.1, but subject to Section 4.9(d), this Section 5.4, and Sections 5.5 and 5.15, and subject to the express limitations set forth elsewhere in this Agreement, the Board of Managers shall have full authority and discretion and all necessary powers to (i) take any actions it deems necessary or advisable for the administration of the Company's affairs and (ii) manage and carry out the purposes, business, property, and affairs of the Company, including, the power to exercise, on behalf and in the name of the Company, all of the powers described in Act. The Board of Managers may adopt such rules or guidelines as it deems appropriate to implement the terms of this Agreement.

            (b)    Regular Board Matters.    The following matters shall require reference to and approval of the Board of Managers (although the following are not subject to approval by the Conflict Committee):

              (i)  Adopting or amending in any material respect the annual business plan and the annual budget, including the capital expenditure budget;

             (ii)  Commencing or settling any litigation where the amount sought (in the case of commencement) or the amount to be paid or received by the Company (in the case of settlement) exceeds US$3,000,000; provided, however, that in determining whether any such amount exceeds US$3,000,000, any amounts that are insured or subject to a third party indemnity shall be disregarded; provided, further, however, that the Board of Managers shall be given notice of any litigation or settlement (other than with respect to any matter which is subject to or involves any indemnity from Ciba Specialty Chemicals Holdings Inc. or any of its Affiliates) where the amount sought (in the case of commencement of litigation) or the amount to be paid or received by the Company (in the case of settlement) exceeds $10 million;

            (iii)  Any change to the accounting policies of the Company that has the effect of materially altering the reported results of the Company (other than changes required by US GAAP);

            (iv)  Amendment of (x) this Agreement (other than Section 5.15) or the Company's Certificate of Formation in any manner that would not have a material adverse effect on the rights attributable to the Interests of the Minority Investors that would be disproportionate (taking into account any disproportionality in the respective rights of the Minority Investors and Holdco 1 prior to such amendment) to the effect such amendment would have on the rights attributable to the Interest of Holdco 1 or (y) Section 5.15, subject in the case of this clause (y) to Section 5.15(f);

             (v)  Proposed entry by the Company into any material joint venture, partnership or consortium;

            (vi)  Any issuance of additional equity interests in the Company (including the issuance of any securities convertible into equity interests in the Company);

           (vii)  Any redemption, repurchase, retirement or other acquisition for value of any equity interest in the Company;

          (viii)  Adoption of audited accounts; and

            (ix)  Appointing or removing any person as Chief Executive Officer, Chief Financial Officer or other member of the senior executive management of the Company.

        5.5    Conflict Committee.

          (a)   A committee of the Board of Managers of the Company (the "Conflict Committee") consisting of the Investor Managers and one Stockholder Designee shall be established. In the event that there is only one Investor Manager, then the Independent Designee, if any, shall be a member of the Conflict Committee. If there is no Investor Manager, then there shall be no Conflict Committee.

          (b)   For so long as there shall be a Conflict Committee, any Conflict Matter shall require the prior approval of the Board of Managers in accordance with Section 5.2(b) and the prior approval of the Conflict Committee in accordance with Section 5.5(c). For the avoidance of doubt, if no Conflict Committee is constituted, any Conflict Matter shall require only (subject to Sections 4.9(d) and 5.14, if applicable) the prior approval of the Board of Managers in accordance with Section 5.2(b). "Conflict Matter" shall mean any of the following:

              (i)  Amendment of this Agreement (other than Section 5.15) or the Company's Certificate of Formation in any manner that would have a material adverse effect on the rights attributable to the Interests of the Minority Investors that would be disproportionate (taking into account any disproportionality in the respective rights of the Minority Investors and Holdco 1 prior to such amendment) to the effect such amendment would have on the rights attributable to the Interest of Holdco 1;

             (ii)  Engaging in any material business activity outside the general scope of the Company's existing business (as described in the Business Plan), taken as a whole;

            (iii)  Any non-pro rata redemption, repurchase, retirement or other acquisition for value of any equity interest in the Company;

            (iv)  Any transaction (other than any Permitted Affiliate Transaction) by the Company or any of its Subsidiaries with or for the benefit of Holdco 1 or any of its Affiliates or by the Company or any of its Subsidiaries with or for the benefit of MatlinPatterson or any of its Affiliates with a value in excess of US$500,000;

             (v)  Acquiring (whether by merger, consolidation, share or asset acquisition, joint venture or similar transaction) any business (other than a transaction between the Company or any of its Subsidiaries, on the one hand, and a Subsidiary of the Company on the other hand) in any calendar year where the consideration to be paid in such acquisition, together with the aggregate consideration paid for all such previous acquisitions completed during such calendar year, will exceed US$30,000,000 in the aggregate for such calendar year;

            (vi)  Disposing (whether by merger, consolidation, share or asset sale, joint venture or similar transaction) of any business (other than a transaction between the Company or any of its Subsidiaries, on the one hand, and a Subsidiary of the Company on the other hand) in any transaction or series of related transactions where the consideration received exceeds an aggregate of US$30,000,000 per transaction or series of related transactions; provided, however, that any sale or other disposition of the Company's optronics business (other than to Holdco 1 or MatlinPatterson or any of their respective Affiliates) in whole or in part shall not constitute a Conflict Matter and shall not require any approval of the Conflict Committee;

           (vii)  Enter into a new credit facility or any other agreement or arrangement to incur indebtedness for borrowed money (excluding intra-company borrowings or renewals or extensions of existing agreements in effect on the Effective Date and excluding ordinary course capital lease obligations and other similar arrangements), where the amount of such indebtedness incurred, together with all other such indebtedness so incurred, exceeds US$50 million in the aggregate, provided, that for purposes of determining whether the aggregate amount of such indebtedness incurred exceeds US$50 million, the following indebtedness shall be disregarded: (1) indebtedness to the extent that (x) the proceeds thereof are to be used to refinance or repay, concurrently with or within ten (10) business days of incurrence, any other indebtedness and (y) the weighted average term of such indebtedness is not less than the weighted average term of the indebtedness which is being refinanced or repaid, provided, however, that the limitation on the weighted average term of the new indebtedness in this clause (y) shall not apply if the indebtedness being incurred is pursuant to an accounts receivable securitization or similar financing, (2) indebtedness incurred for the sole purpose of making mandatory and scheduled repayments of existing indebtedness which is to be repaid within twelve (12) months of the incurrence of such indebtedness; provided that unless such new indebtedness is pursuant to an accounts receivable securitization or similar financing, the weighted average term of such indebtedness is not less than the weighted average term of the indebtedness which is being refinanced or repaid, and (3) fees and expenses associated with the raising, renewal or refinancing of any indebtedness which is the subject of this provision;

          (viii)  Authorizing an initial public offering of any equity securities of the Company;

            (ix)  Approving the selection of any independent accounting firm to audit the Company's financial statements if such firm is not an internationally recognized accounting firm;

             (x)  Any Leveraged Distribution to the holders of Units in an amount that, when taken together with any other Leveraged Distributions made during the same calendar year, exceeds 1/3rd of the sum of (x) the Company's consolidated retained earnings at the time of such distribution (without regard to such distribution) and (y) the aggregate amount of any other Leveraged Distributions made during such calendar year. A "Leveraged Distribution" means a distribution that occurs in connection with any transaction that involves the incurrence by the Company of indebtedness for borrowed money, where a substantial portion of the proceeds of such indebtedness are used to pay such distribution;

            (xi)  Any equity incentive plan for officers, directors or employees of the Company (other than as contemplated in the Business Plan);

           (xii)  Any dividends and distributions by the Company (including any dividend or distribution in connection with a leveraged recapitalization, regardless of whether such leveraged recapitalization would otherwise constitute a Conflict Matter); and

          (xiii)  Any determination by the Company to make a cash payment with respect to any Incentive Payment Amount in lieu of other consideration permitted to be delivered under Section 3.2.

          (c)   Decisions by the Conflict Committee with respect to any Conflict Matter shall be on a majority basis; provided, however, that for so long as there shall be a SISU Designee, any decision by the Conflict Committee with respect to any matter described in Section 5.5(b)(xii) shall also require the approval of the SISU Designee. For the avoidance of doubt, if there are only two Managers on the Conflict Committee, decisions by the committee will require unanimity.

          (d)   In addition to the Conflict Matters, the Conflict Committee, if any, shall have the right to reasonably direct the Company's prosecution or defense of any litigation or claim with, by or against Holdco 1 or any of its Affiliates. Decisions by the Conflicts Committee with respect to any such prosecution or defense shall require the approval of all members of the committee other than any Stockholder Designee and, for the avoidance of doubt, no separate approval of the Board of Managers shall be required with respect to such decisions of the Conflict Committee.

          (e)   For so long as there shall be a SISU Designee, any amendment of Section 5.5(b)(xii), the proviso to the first sentence of Section 5.5(c) or this Section 5.5(e) shall require the prior approval of the Board of Managers in accordance with Section 5.2(b), the prior approval of the Conflict Committee in accordance with Section 5.5(c) and the prior written consent of SISU. For the avoidance of doubt, if there is no SISU Designee, any such amendment shall require only the prior approval of the Board of Managers in accordance with Section 5.2(b) and the prior approval of the Conflict Committee if such approval is required under Section 5.5(b).

        5.6    Audit Committee.    The Board of Managers shall create an audit committee. The audit committee will have no more than three members. The Independent Designee shall be invited to serve on the audit committee.

        5.7    Other Committees.

          (a)   Except for the Conflict Committee, the Audit Committee and the Special Committee (as defined below), if any, under Section 5.15, if at any time there shall be any Investor Manager, the Board of Managers may not create any committee without the prior consent of at least one Investor Manager.

          (b)   Subject to Section 5.7(a), the Board of Managers may establish one or more committees of the Board of Managers, each committee to consist of one or more of the Managers. The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent member at any meeting of any such committee; provided, however, that the foregoing shall not apply to the Conflict Committee other than with respect to the Stockholder Designee thereon. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board of Managers when required.

        5.8    Board Observers/ERISA Matters.    In the event that MGPE is not entitled to designate a Manager, it shall have the right to designate one board observer for so long as MGPE's Deemed Ownership Percentage is at least 2.5%; provided, however, that if MGPE's Deemed Ownership Percentage is less than 2.5%, MGPE shall continue to have the right to designate one board observer if such right is necessary to qualify MGPE's investment in the Company as a "venture capital investment"

for purposes of United States Department of Labor Regulation § 2510.3-101 or any analogous or superseding provision of ERISA. In the event that SISU is not entitled to designate a Manager, SISU shall have the right to designate one board observer for so long as SISU's Deemed Ownership Percentage is at least 2.5%. Each board observer shall be an officer, shareholder, director, manager, principal, partner or employee of the Member designating such observer. No board observer shall have any voting rights, no consent or approval of any board observer shall be required for any action taken by the Board of Managers, and the attendance or participation of a board observer at a meeting shall not be required for action by the Board of Managers. For the avoidance of doubt, no board observer shall constitute a Manager for any purpose. The Company will send to each board observer a copy of any notice of a meeting of the Board of Managers and copies of all documents and other information provided to any Manager in connection with any such meeting, not later than the time that such notice and other information is sent by the Company to the Managers; provided that the failure to give any such notice or documents or information shall not affect the validity of any action taken by the Board of Managers.

        5.9    Power to Bind.    No Manager (acting in his or her capacity as such) shall have any authority to bind the Company to any third party with respect to any action except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board of Managers by the affirmative vote required for such matter pursuant to this Agreement or the Act. Except as otherwise provided by the Board of Managers, any Manager or officer of the Company, or any other Persons specifically authorized by the Board of Managers, may execute any contract or other agreement or document on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

        5.10    Performance of Duties; Liability of Managers.    A Manager shall not be liable to the Company or to any Member or any other Manager for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager. Pursuant to Sections 18-1101(b) and (c) of the Act, the only duties, including fiduciary duties, of a Manager (in his capacity as a Manager) to the Company and the Members are to act in good faith, in a manner such Manager reasonably believes to be in the best interests of the Company and its Members, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Without limiting the generality of the foregoing, the Members agree that the foregoing sentence describes in its totality the fiduciary duties of a Manager to the Company and its Members, and that the fiduciary duties of a Manager to the Company and its Members shall not be those of a director to a corporation and its shareholders under the DGCL or those of a partner to a partnership and its partners. Any Manager who performs the duties of a Manager in compliance with this Section 5.10 shall not have any liability by reason of being or having been a Manager of the Company. In any action challenging any action or determination of the Board of Managers, the party challenging such action or determination shall have the burden of proving its allegations, and nothing shall shift the burden of proof with respect to the satisfaction of the standard set forth above to any Manager or to the Board of Managers as a whole.

        5.11    Devotion of Time.    Managers are not obligated to devote all of their time or business efforts to the affairs of the Company. The Managers shall devote whatever time, effort, and skill as they deem appropriate for the operation of the Company and in accordance with the provisions of Section 5.10.

        5.12    Liability of Manager Limited to Manager's Assets.    Under no circumstances will any Affiliate of any Manager have any personal responsibility for any liability or obligation of the Manager (whether on a theory of alter ego, piercing the corporate veil, or otherwise), and any recourse permitted under this Agreement or otherwise of the Members, any former Member or the Company against a Manager will be limited to the assets of the Manager as they may exist from time to time.

        5.13    Limited Liability.

          (a)   No person who is a Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager of the Company.

          (b)   A Manager shall be fully protected in relying in good faith upon the records of the Company and its Subsidiaries and upon such information, opinions, reports or statements presented to the Company and its Subsidiaries by any of its other Managers, Members, or any of the officers, employees or committees of the Company or any of its Subsidiaries, or by any other person, as to matters the Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any of its Subsidiaries (including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any of its Subsidiaries or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid). In addition, the Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such person as to matters which the Managers reasonably believe to be within such person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Managers hereunder in good faith and in accordance with such opinion.

          (c)   Each Manager and officer of the Company and each person serving, at the request of the Company, as an officer or director of any Subsidiary of the Company (individually an "Indemnitee") shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and disbursements), judgments, fines, settlements and all other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his or her status as a Manager or officer of the Company or a director or officer of any Subsidiary, or his or her management of the affairs of the Company or its Subsidiaries, or which relate to the Company or its Subsidiaries, or any of their respective properties, business or affairs, whether or not the Indemnitee continues to be a Manager, officer or director at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and in accordance with the terms and provisions of this Agreement, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct to be unlawful; provided that no Indemnitee shall be entitled to indemnification if it shall be finally determined that such Indemnitee's act or omission constituted willful misconduct or gross negligence. Expenses (including legal fees and disbursements) incurred in defending any proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

        5.14    Affiliate Transactions.

          (a)   If at any time none of SISU, MGPE nor the Minority Investors as a group are entitled to designate an Investor Manager under Section 5.3, then the Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, shall be entitled to designate one person to act as the representative of the Minority Investors (the "Minority Investor Representative") for purposes of this

  Section 5.14, subject to the terms and conditions set forth herein. The Minority Investor Representative shall be a "manager" of the Company under the Act for the sole purpose of participating in discussions and decisions regarding the matters subject to this Section 5.14. In performing its duties in respect of the matters subject to this Section 5.14, the Minority Investor Representative shall be subject to, and shall have the benefit of, the provisions of Sections 5.9, 5.10, 5.11, 5.12 and 5.13, as if such person were a Manager. Except as provided above, the Minority Investor Representative, if any, shall have no rights or privileges of a Manager, and shall not be entitled to attend or participate in meetings or deliberations of the Board of Managers. In addition, the Minority Investor Representative shall not have any right of access to the Company or its properties or assets, or any information with respect thereto, except as shall be reasonably necessary in connection with the function of the Affiliate Transaction Committee. The Minority Investor Representative shall agree in writing with the Company to be subject to such provisions, such agreement to be in form and substance reasonably satisfactory to the Company.

          (b)   The Minority Investor Representative may be removed at any time and with or without cause only by Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group. If the Minority Investors are entitled to designate a Minority Investor Representative pursuant to Section 5.14(a), then upon the vacancy of the Minority Investor Representative, a successor may be appointed by Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group.

          (c)   If the Minority Investors shall have designated a Minority Investor Representative, then a committee of the Board of Managers of the Company (the "Affiliate Transaction Committee") consisting of the Minority Investor Representative, one Stockholder Designee and the Independent Designee, if any, shall be established. If there is no Minority Investor Representative, then there shall be no Affiliate Transaction Committee.

          (d)   For so long as there shall be an Affiliate Transaction Committee, any transaction (other than any Permitted Affiliate Transaction) by the Company or any of its Subsidiaries with or for the benefit of Holdco 1 or any of its Affiliates or by the Company or any of its Subsidiaries with or for the benefit of MatlinPatterson or any of its Affiliates with a value in excess of US$500,000 shall require the prior approval of the Board of Managers in accordance with Section 5.2(b) and the prior approval of the Affiliate Transaction Committee in accordance with Section 5.14(e). For the avoidance of doubt, if there is no Affiliate Transaction Committee, any such affiliate transaction shall require only the prior approval of the Board of Managers in accordance with Section 5.2(b) and, if applicable, the approval of Minority Investors under Section 4.9(d)(i).

          (e)   Decisions by the Affiliate Transaction Committee with respect to any transaction governed by Section 5.14(d) shall be on a majority basis. For the avoidance of doubt, if there are only two members on the Affiliate Transaction Committee, decisions by the committee will require unanimity.

        5.15    Special Committee.

          (a)   Any proposal to cause the Company to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding with respect to the Company shall require the prior approval of the Board of Managers in accordance with Section 5.2(b) and, unless otherwise provided in this Section 5.15, the prior approval of the Special Committee in accordance with Section 5.15(e). For the avoidance of doubt, if there is no requirement for any Special Committee approval, any such proposal shall require only the prior approval of the Board of Managers in accordance with Section 5.2(b).

          (b)   Prior to approving any proposal pursuant to Section 5.15(a), if Special Committee approval is required under this Section 5.15, but a Special Committee does not then exist, the Board of Managers shall establish a committee of the Board of Managers of the Company (the "Special Committee") on the terms and conditions set forth herein. The Special Committee shall consist of the Investor Managers in office from time to time, or if there is only one Investor Manager at a given time, then such Investor Manager shall constitute the sole member of the Special Committee. If at any time there is no Investor Manager, then the Special Committee shall consist of the Special Committee Representative (as defined below), if any, who shall constitute the sole member of the Special Committee. If there is no Investor Manager who is willing to serve on the Special Committee and no Special Committee Representative in accordance with Section 5.15(c), then there shall be no requirement for any Special Committee approval.

          (c)   If at any time that a Special Committee approval is required under this Section 5.15, (x) none of SISU, MGPE nor the Minority Investors as a group are entitled to designate an Investor Manager under Section 5.3 and (y) no Special Committee Representative has previously been designated under this Section 5.15(c), then upon notice from the Company that the Board of Managers believes that it is appropriate to constitute a Special Committee, the Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, shall be entitled to designate one person to act as the representative of the Minority Investors (the "Special Committee Representative") for purposes of this Section 5.15, subject to the terms and conditions set forth herein; provided that such Minority Investors shall designate such person within 15 business days of the date on which such notice is given by the Company. If the Minority Investors fail to designate such person within such 15 business day period, their right to designate a Special Committee Representative shall expire, and notwithstanding anything in this Agreement to the contrary, there shall be no requirement for any Special Committee approval hereunder. For the avoidance of doubt, if there is a vacancy in the Special Committee Representative position resulting from the removal, death, disability or resignation of a Special Committee Representative, then a Special Committee Representative shall be deemed to have been previously designated under clause (y) of the first sentence of this Section 5.15(c), unless the Company shall have given notice to the Minority Investors prior to the date of such vacancy that the Board of Managers has determined that the Special Committee is not necessary as provided in Section 5.15(f). At the time of designation of the Special Committee Representative, the Minority Investors may also deliver (i) a schedule (the "Alternate Representative Schedule") designating one or more alternate representatives (each an "Alternate Special Committee Representative") who will, upon the vacancy for any reason of the Special Committee Representative then serving on the Special Committee, serve as the new Special Committee Representative, and (ii) for each person listed on the Alternate Representative Schedule, a signed consent in which such person agrees to serve as a Special Committee Representative under the terms of this Agreement. The Alternate Representative Schedule shall (i) set forth the names and address of each Alternate Special Committee Representative, and (ii) if there is more than one Alternate Special Committee Representative listed, indicate the order in which any vacancy of the Special Committee Representative shall be filled from the Alternate Representative Schedule. The Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, may amend the Alternate Representative Schedule at any time by delivering a new Alternate Representative Schedule to the Company.

          The Special Committee Representative shall be a "manager" of the Company under the Act for the sole purpose of participating in discussions and decisions regarding the matters subject to this Section 5.15. In performing its duties in respect of the matters subject to this Section 5.15, the Special Committee Representative shall be subject to, and shall have the benefit of, the provisions of Sections 5.9, 5.10, 5.11, 5.12 and 5.13, as if such person were a Manager. Except as provided above, the Special Committee Representative, if any, shall have no rights or privileges of a Manager, and shall not be entitled to attend or participate in meetings or deliberations of the Board of Managers. In addition, the Special Committee Representative shall not have any right of access to the Company or its properties or assets, or any information with respect thereto, except as shall be reasonably necessary in connection with the function of the Special Committee. Special Committee Representative shall agree in writing with the Company to be subject to such provisions, such agreement to be in form and substance reasonably satisfactory to the Company.

          (d)   The Special Committee Representative may be removed at any time and with or without cause only by Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group. If the Minority Investors shall have designated a Special Committee Representative pursuant to Section 5.15(c), then upon the vacancy of the Special Committee Representative, the vacancy shall automatically be filled from the Alternate Representative Schedule, if any, according to the order set forth therein. If either (i) no Alternate Designation Schedule exists or (ii) there are no remaining Alternate Special Committee Representatives on the Alternate Designation Schedule, then upon the vacancy of the Special Committee Representative a successor may be appointed by Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group; provided, however that at any time such vacancy exists, there shall be no requirement for any Special Committee approval hereunder.

          (e)   Decisions by the Special Committee with respect to any proposal governed by Section 5.15(a) shall be on a unanimous basis.

          (f)    At any time the Board of Managers may determine that the Special Committee is no longer necessary, and may cause the Company to give written notice of such determination to the Special Committee and the Minority Investors, and upon such determination the Special Committee shall no longer exist. If the Board of Managers causes the Company to give such notice, then prior to approving any further proposal pursuant to Section 5.15(a), the Board of Managers shall cause the Company to give the notice contemplated under Section 5.15(c).

          (g)   Any amendment to this Section 5.15 shall require the approval of the Board of Managers in accordance with Section 5.5 and the approval of Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group.

ARTICLE VI
DIVIDENDS AND DISTRIBUTIONS

        6.1    Distributions by the Company.

          (a)   Subject to applicable law and Section 5.5(b)(x), if applicable, the Board of Managers may declare and cause the Company to pay distributions to holders of Units, but only in proportion to the number of Units held by each of them. This Section 6.1(a) shall not be amended with respect to any Member without that Member's consent.

          (b)   To the extent that the Company is required by law to withhold or to make tax or other payments on behalf of or with respect to any Member, the Company shall withhold such amounts from any distribution and make such payments as so required. For purposes of this Agreement, any such payments or withholdings shall be treated as a distribution to the Member on behalf of whom the withholding or payment was made. All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Units in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Manager shall incur any liability for making distributions in accordance with this Section 6.1.

          (c)   The Board of Managers may make distributions in kind to all Members, in accordance with their respective Interests, and the distribution of any such assets in kind shall be made on the basis of the fair market value of such asset as of the date of distribution, as determined by the Board of Managers in good faith.

ARTICLE VII
TRANSFER AND ASSIGNMENT OF INTERESTS

        7.1    Transfer and Assignment of Interests.

          (a)   Subject to the provisions of this Article VII and subject to compliance with Section 4.1 hereof by any transferee, a Member may sell, assign, pledge or otherwise transfer all or any portion of its Units, provided that with respect to any proposed transfer by a Minority Investor, (i) such transfer may only be made (x) to an "Accredited Investor", within the meaning of Regulation 501(a) of the Securities Act, or (y) to a Person that is not a "U.S. Person" (as defined in Regulation S of the Securities Act), and (ii) if the proposed transferee of such Units (or any Affiliate thereof) is a competitor, Company Customer, Company Supplier or former employee of the Company or any of its Subsidiaries (a "Restricted Person"), then such Minority Investor may sell, assign, pledge or otherwise transfer such Units or any interest therein only with the prior written consent of the Company (which consent may be withheld in the Company's sole discretion, provided that such consent shall not be arbitrarily withheld). A "Company Customer" shall mean any direct customer of the Company or any of its Subsidiaries where either (i) a substantial portion of the sales of such customer and its Affiliates are in the chemical industry or (ii) the amounts purchased from the Company and its Subsidiaries by such customer and its Affiliates are not de minimus to the Company. A "Company Supplier" shall mean any direct supplier of the Company or any of its Subsidiaries where either (i) a substantial portion of the sales of such supplier and its Affiliates are in the chemical industry or (ii) the amounts sold to the Company and its Subsidiaries by such supplier and its Affiliates are not de minimus to the Company.

          (b)   The Company shall not recognize for any purpose any purported transfer of Units otherwise permitted by this Article VII unless and until the Company shall have received:

              (i)  the fully executed and acknowledged written instrument of assignment in respect of such transfer which sets forth a statement of the intention of the Member effecting the transfer that the transferee become a Member;

             (ii)  such information regarding the transferee and its Affiliates as the Company shall reasonably request in order to confirm that the transfer requirements set forth herein have been satisfied;

            (iii)  the Adoption Agreement contemplated by Section 4.1, executed by the transferee of such Units; and

            (iv)  if required by the Board of Managers, an opinion of counsel satisfactory to the Company that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        7.2    Restriction on Transfer of Interests.    A Minority Investor may not sell or transfer a number of Units that is less than 1% of the outstanding Units unless such Minority Investor and its Affiliates are selling or transferring all of the Units then held by such Minority Investor and its Group. "Group" means, with respect to a particular Person, any Affiliate of a such Person.

        7.3    Deemed Transfers.

          (a)   With respect to each Minority Investor, any transaction or series of related transactions that results in any holder of the Units no longer being an Affiliate of the ultimate parent of such Minority Investor on the Effective Date shall constitute a transfer of the Units held by such holder for all purposes of this Article VII.

          (b)   If a particular Minority Investor is a Member by virtue of the fact that an Affiliate of such Member (the "Base Member") has transferred any of the Units owned by such Base Member to such Minority Investor, but as a result of a proposed transaction such Minority Investor will no longer be an Affiliate of the ultimate parent company of such Base Member, but will become an Affiliate of any Restricted Person, then unless the consent contemplated by Section 7.1(a) is obtained prior to the consummation of such proposed transaction, any Units beneficially owned by such Minority Investor must be transferred to an Affiliate of the ultimate parent company of such Base Member prior to such Minority Investor's loss of Affiliate status in respect of the ultimate parent company of such Base Member, provided that if such transfer does not occur prior to such loss of such Affiliate status, in addition to any remedy available to the Company for the breach of this Agreement resulting therefrom, such Minority Investor shall automatically cease to be a Member, and the Company shall be entitled to treat the ultimate parent company of such Base Member as the holder of the Units held by such Minority Investor for all purposes hereunder, notwithstanding any prior registration or recognition of the transfer of such Units to such Minority Investor.

          (c)   If a Minority Investor becomes an Affiliate of any Restricted Person in any transaction (other than in the situation described in Section 7.3(b)), then unless the prior written consent of the Company (which consent may be withheld in the Company's sole discretion, provided that such consent shall not be arbitrarily withheld) to such transaction shall have been obtained, such Minority Investor shall automatically cease to be a Member, and such Minority Investor shall be treated as, and shall have only the rights of, an assignee of the economic rights associated with the Units held thereby, and, such Person shall no longer constitute a Minority Investor for any purpose of, or have any rights under, this Agreement; provided, however, that such Person shall continue to constitute a Minority Investor for purposes of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7(b), and Article X (other than Section 10.1), and such Minority Investor shall continue to be subject to all of the obligations of a Member under this Agreement.

        7.4    Transfer in Violation of Agreement.    Any transfer of Units that is not made in accordance with the terms of this Agreement shall be null and void.

        7.5    Right of First Offer.    In the event any Minority Investor shall desire to sell, transfer, assign or otherwise in any manner dispose of any of its Units or any interest therein (other than a bona fide pledge thereof or any transfer pursuant to such a pledge, "a Sale" or "to Sell"), other than pursuant to Section 7.8, it may first offer such Units for purchase by Huntsman Holdings by promptly notifying Huntsman Holdings in writing of such offer (such notice, the "Alpha Notice"), setting forth the material terms and conditions of Sale and the price or method of determining such price (the "Alpha Price"). Huntsman Holdings shall have up to a period of thirty (30) days (the "Alpha Option Period") after the receipt of the Alpha Notice within which to notify such Minority Investor in writing that it wishes to purchase all (but not less than all) of such Units at the Alpha Price and upon the terms and conditions set forth in the Alpha Notice. If Huntsman Holdings gives such written notice within the Alpha Option Period then it shall have up to an additional ninety (90) days after it gives such notice to do all things necessary to consummate the transaction, including, but not limited to, receiving consents and entering into agreements. If Huntsman Holdings receives such consents and enters into such agreements as are necessary to consummate the transaction, then such Minority Investor shall be obligated to Sell to Huntsman Holdings, and Huntsman Holdings shall be obligated to purchase from such Minority Investor, such Units at the price and on the terms and conditions set forth in the Alpha Notice. If Huntsman Holdings does not give written notice to such Minority Investor within the Alpha Option Period or if, having given such notice, Huntsman Holdings shall fail to consummate such transaction with the 90-day period provided above, such Minority Investor shall be free to secure a bona fide offer for such Units from a third party and Sell such Units to such third party at a price equal to or greater than the Alpha Price contained in the Alpha Notice, provided that such Sale to the bona fide third party is consummated within 120 days after the Alpha Sale Reference Date upon substantially the same terms and conditions (other than the price, which may be higher than the Alpha Price) as are set forth in the Alpha Notice. Huntsman Holdings shall be entitled from time to time to assign its rights under this Section 7.5 to any of its Affiliates. The "Alpha Sale Reference Date" shall mean (i) the date on which the Alpha Option Period expires or (ii) if Huntsman Holdings shall have given the requisite written notice during the Alpha Option Period but shall have failed to consummate such transaction within the 90-day period provided above, the date on which such 90-day period shall end; provided, that if during such 90-day period Huntsman Holdings shall have notified such Minority Investor in writing that Huntsman Holdings will not consummate such transaction and that Huntsman Holdings waives its rights under this Section 7.5 with respect to that particular Alpha Notice, then the Alpha Sale Reference Date shall be the date of such notice from Huntsman Holdings. Notwithstanding the foregoing, no Minority Investor shall be required to comply with this Section 7.5 (i) in the event of a Huntsman Bankruptcy Event, during the period commencing upon the occurrence of such Huntsman Bankruptcy Event and ending upon the earlier to occur of (x) the dismissal of any such proceeding and (y) the confirmation of a plan of reorganization with respect to such Huntsman Bankruptcy Event, or (ii) in the event of a Huntsman Default, during the period commencing upon the occurrence of such Huntsman Default and ending upon the cure or waiver by the relevant Persons of such Huntsman Default.

        7.6    Right of First Refusal.    If a Minority Investor has not complied with Section 7.5 then, in the event such Minority Investor receives a bona fide third party offer to acquire any or all of such Minority Investor's Units or any interest therein (other than a bona fide pledge), other than pursuant to Section 7.8, which offer such Minority Investor wishes to accept, such Minority Investor shall promptly notify Huntsman Holdings in writing of such offer (the "Beta Notice"), setting forth the name and address of the prospective purchaser, the price or method of determining such price (the "Beta Price"), and the material terms and conditions of such proposed Sale. Huntsman Holdings shall have a period of up to thirty (30) days (the "Beta Option Period") after the receipt of the Beta Notice within which to notify such Minority Investor in writing that it wishes to acquire all (but not less than all) of such Units at a price equal to the Beta Price and upon the same terms and conditions set forth in the Beta Notice. If Huntsman Holdings gives such written notice within the Beta Option Period, then it shall have up to an additional ninety (90) days after it gives such notice to do all the things necessary to consummate the transaction, including, but not limited to, receiving consents and entering into agreements. If Huntsman Holdings receives such consents and enters into such agreements as are necessary to consummate the transactions, then such Minority Investor shall be obligated to Sell to Huntsman Holdings, and Huntsman Holdings shall be obligated to acquire from such Minority Investor, such Units at the price and on the terms and conditions set forth in the Beta Notice. If Huntsman Holdings does not give such notice to such Minority Investor within such Beta Option Period or if, having given such notice, Huntsman Holdings shall fail to consummate such transaction with the 90-day period provided above, such Minority Investor shall be free to Sell such Units to the party named in its notice provided that such Sale is consummated within one hundred twenty (120) days after the Beta Sale Reference Date at a price equal to or greater than the Beta Price and upon substantially the same terms and conditions (other than the price, which may be higher than the Beta Price) as are set forth in the Beta Notice. Huntsman Holdings shall be entitled from time to time to assign its rights under this Section 7.6 to any of its Affiliates. The "Beta Sale Reference Date" shall mean (i) the date on which the Beta Option Period expires or (ii) if Huntsman Holdings shall have given the requisite written notice during the Beta Option Period but shall have failed to consummate such transaction within the 90-day period provided above, the date on which such 90-day period shall end; provided, that if during such 90-day period Huntsman Holdings shall have notified such Minority Investor in writing that Huntsman Holdings will not consummate such transaction and that Huntsman Holdings waives its rights under this Section 7.6 with respect to that particular Beta Notice, then the Beta Sale Reference Date shall be the date of such notice from Huntsman Holdings. Notwithstanding the foregoing, no Minority Investor shall be required to comply with this Section 7.6 (i) in the event of a Huntsman Bankruptcy Event, during the period commencing upon the occurrence of such Huntsman Bankruptcy Event and ending upon the earlier to occur of (x) the dismissal of any such proceeding and (y) the confirmation of a plan of reorganization with respect to such Huntsman Bankruptcy Event, or (ii) in the event of a Huntsman Default, during the period commencing upon the occurrence of such Huntsman Default and ending upon the cure or waiver by the relevant Persons of such Huntsman Default.

        7.7    Tag Along and Drag Along Rights with Respect to Sales of Units.

            (a)    Tag Along.    In the event that Holdco 1 or any Affiliate of Holdco 1 (as the case may be, a "Transferor") proposes to Sell any of the Units owned by it to any Person other than Holdco 1 or an Affiliate of Holdco 1 (a "Proposed Purchaser"), then the Transferor will promptly provide each Minority Investor written notice (a "Sale Notice") of such proposed Sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of such Sale Notice, including the aggregate number of Units the Proposed Purchaser is willing to purchase. If within ten (10) business days of the receipt of the Sale Notice, the Transferor receives a written request (a "Sale Request") to include the Units held, directly or indirectly, by any Minority Investor in the Proposed Sale, such Minority Investor shall have the right to Sell, at the same price, on the same terms and pursuant to the same conditions as the Proposed Sale, up to such number of Units as shall equal the aggregate number of Units proposed to be Sold in such transaction multiplied by a fraction, the numerator of which is the aggregate number of Units owned by such Minority Investor and the denominator of which is the aggregate number of Units owned by the Transferor and its Affiliates and all other Members participating in such transaction. If a Minority Investor wishes to Sell a number of Units which is less than its share as determined pursuant to the preceding sentence, the maximum number of Units such Minority Investor wishes to Sell must be explicitly set forth in the Sale Request. If any such Minority Investor has not accepted the offer contained in the Sale Notice by delivering the Sale Request to the Transferor in the required time, such Minority Investor shall be deemed to have irrevocably waived its rights under this Section 7.7(a) with respect to such Proposed Sale, and the Transferor shall thereafter be free, for a period of one hundred and eighty (180) days from the date of the Sale Notice, to transfer the Units specified in the Sale Notice upon the same terms and conditions set forth in the Sale Notice (other than the price, which may be higher). Any Sale Request shall be irrevocable, and once received by the Transferor, such Minority Investor shall be obligated to Sell to the Proposed Purchaser such Minority Investor's Units in accordance with this Section 7.7(a). In connection with the delivery of the Sale Request, a Minority Investor shall deliver to the Transferor the certificates for the Units to be sold by it in connection with the Proposed Sale. If a Minority Investor should fail to deliver such certificates to the Transferor, the Company shall cause its books and records to show that such Units are bound by the provisions of this Section 7.7(a) and that such Units shall be transferred to the transferee identified in the Sale Notice immediately upon surrender for transfer by such holder. The Transferor shall not consummate any Proposed Sale without compliance with this Section 7.7(a), and the Company shall not recognize or give effect to any purported transfer of Units not made in compliance with this Section 7.7(a).

            Units subject to a Sale Request will be included in a Proposed Sale pursuant hereto and to any agreement with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the Units which the Transferor proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation, (i) the Sale consideration and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that any representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members shall be based on the number of Units being Sold by each Member in the Proposed Sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the Proposed Purchaser. In addition, each participating Minority Investor and the Transferor shall bear its proportionate share (based on consideration received) of the out-of-pocket costs and expenses incurred in connection with any such transaction.

            (b)    Drag Along.

              (i)    General.    At any time after the first anniversary of the Effective Date, if Holdco 1 elects to Sell all or substantially all of the Units it owns, or to otherwise sell the Company, to any third party (other than an Affiliate) in a bona fide arm's-length transaction, Holdco 1 may, at its option, require all but not less than all of the other holders of Units to participate in such transfer on the same terms and conditions. Such terms and conditions shall include, without limitation, (i) the transaction consideration and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that any representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members shall be based on the number of Units being Sold by each Member in such transaction, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the purchaser. In addition, each participating Minority Investor and Holdco 1 shall bear its proportionate share (based on consideration received) of the costs and expenses incurred in connection with any such transaction. Such acquisition may take the form of a purchase of all or substantially all of the assets or equity of the Company, a merger, consolidation or similar transaction involving the Company or any of its significant subsidiaries, a share exchange, a stock or unit purchase or any other similar transaction. In connection with any such transaction, Holdco 1 shall be entitled in its sole discretion to determine the form of, and the aggregate amount of, consideration to be paid for the Company; provided, however, that no Member shall be required to accept in any such transaction any consideration other than cash or marketable securities (or any combination thereof).

              (ii)    Written Notice.    Holdco 1 shall provide written notice of such Sale to the other holders of Units (a "Section 7.7(b) Notice") and a draft of the agreement pursuant to which such Units are proposed to be transferred (the "Section 7.7(b) Agreement"). The Section 7.7(b) Notice shall state (i) the name and address of the prospective transferee(s), (ii) the number of Units to be sold, (iii) the terms and conditions (including price) of the contemplated sale and (iv) the expected closing date of the transaction. Each other holder of Units shall thereupon be required to participate in such Sale on the terms and conditions set forth in the Section 7.7(b) Notice and to tender at least the same percentage of its Units as will be sold by Holdco 1.

              (iii)    Delivery of Units.    Within ten (10) business days following the receipt of the Section 7.7(b) Notice, each other holder of Units shall deliver to Holdco 1, or its representative designated in the Section 7.7(b) Notice, if any, certificates representing the Units held thereby (or such amount as is required to be tendered by such holder pursuant to this Section 7.7(b), if less than all), duly endorsed, together with any other documents reasonably required to be executed in connection with such Sale (including, the Section 7.7(b) Agreement); provided, that any representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members shall be based on the number of Units being Sold by each Member in the Sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the purchaser. If any such holder of Units should fail to deliver such certificates to Holdco 1, the Company shall cause its books and records to show that such Units are bound by the provisions of this Section 7.7(b) and that such Units shall be transferred to the transferee identified in the Section 7.7(b) Notice immediately upon surrender for transfer by such holder.

              (iv)    Consummation of Sale.    Promptly after the consummation of the Sale pursuant to this Section 7.7(b), Holdco 1 shall give notice thereof to the other holders of Units, shall remit to each such holder who has surrendered its certificates the total consideration for the Units of such holder and, in any event, shall furnish such other evidence of the completion and time of completion of such Sale and the terms thereof as may be reasonably requested by such holder. If within one hundred and eighty (180) days after Holdco 1 gives the Section 7.7(b) Notice, it has not completed the Sale, it shall, if applicable, return to each other holder of Units the certificates delivered for transfer pursuant hereto, together with any documents in the possession of Holdco 1 executed by such holder in connection with such proposed transaction, and Holdco 1 shall thereafter be required to re-comply with the provisions of this Section 7.7(b) if it wishes to require the holders of Units to sell such units in the same or any other proposed transaction.

        7.8    Minority Investors' Sale Right.

          (a)   In the event that (i) MatlinPatterson shall not have initiated a sale process with respect to Huntsman Holdings on or prior to December 31, 2007, then at any time during the three-month period beginning on January 1, 2008, (ii) a Huntsman Bankruptcy Event shall have occurred, then at any time during the three-month period beginning on the date of filing of such petition or (iii) a Huntsman Default shall have occurred, then at any time during the three-month period beginning on the date of such Huntsman Default, Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors (provided that (x) both (1) the Adjusted Deemed Ownership Percentage of such majority is at least 10% and (2) the Deemed Ownership Percentage of such majority is at least 7.5% or (y) if the test in clause (x) is not met, at such time SISU is entitled to designate a SISU Designee under Section 5.3(a) and SISU is part of such majority) (the "Initiating Investors") shall have the right to make a bona fide offer (the "Gamma Notice") of (i) the Units held by them to Holdco 1 or its designee at a specified price stating the acceptable form of consideration (cash and/or securities) (the price for 100% of the outstanding Units of the Company which is implied by such offered price is referred to herein as the "Reference Price") and (ii) the VH1 Units, if any, held by them to Holdco 1 or its designee stating the acceptable form of consideration (the price per unit for such VH1 Units shall be equal to (x) the Reference Price, multiplied by (y) a fraction, the numerator of which is the number of Units held by Holdco 1 at such time, and the denominator of which is the number of then-outstanding Units, divided by (z) the number of then-outstanding VH1 Units), such offer shall expressly state that it is the intention of the Initiating Investors to initiate the process described in this Section 7.8, provided, that if any such Minority Investor or any of its Affiliates own any VH1 Units, such Minority Investor and its Affiliates simultaneously exercises in full all sale rights under Section 7.8(a) of the Holdco 1 LLC Agreement. Holdco 1 or its designee shall have up to a period of thirty (30) days (the "Gamma Option Period") after the receipt of the Gamma Notice within which to notify such Minority Investors in writing that it wishes to purchase all (but not less than all) of such Units at such price and upon the terms and conditions set forth in the Gamma Notice. The right to deliver a Gamma Notice may only be exercised once, regardless of whether such process results in a Sale Transaction.

          (b)   If Holdco 1 or its designee does not accept such offer within the Gamma Option Period, the Initiating Investors (provided that such Minority Investors continue to meet the criteria set forth in Section 7.8(a)) shall have the right, at any time within 15 days after the end of the Gamma Option Period, to initiate a bona fide, arm's-length transaction or series of related transactions with any Person or Persons who are not Affiliated with any Minority Investor in order to sell all or substantially all of the Units, businesses or assets of the Company (a "Sale Transaction") by delivering to the Board of Managers of the Company and Holdco 1 written notice of exercise of such right, which notice shall be executed by such Initiating Investors. The right to initiate a process under this Section 7.8(b) may only be exercised once, regardless of whether such process results in a Sale Transaction.

          (c)   Following the delivery of a notice under Section 7.8(b), the Company shall retain and pay all fees and expenses of an internationally recognized investment banking firm selected by Holdco 1 and reasonably acceptable to Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors to render a fairness opinion with respect to such Sale Transaction. Holdco 1 shall be entitled to manage an auction or private sale process of such Sale Transaction. In addition, Holdco 1 shall have the right to direct the Company to retain the investment bank to manage an auction or private sale process of such Sale Transaction. The Company shall inform the Minority Investors and Holdco 1 of all material activity and occurrences relating to such auction process. Holdco 1, with the consent of Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, shall be entitled to cease such sale process at any time, and without the prior consent of any Minority Investors, Holdco 1 shall be entitled to terminate the process if (x) the Company shall not have entered into a definitive agreement with respect to a Sale Transaction, which definitive agreement provides for an aggregate price which is no less than the Reference Price, within 150 days of delivery to the Company of the notice contemplated by Section 7.8(b), (y) the sale of the Company shall not have been completed, for an aggregate price which is no less than the Reference Price within 75 days of the date of execution of the definitive agreement referred to in clause (x), or (z) any of the Initiating Investors shall have sold or transferred any of its Units following the delivery of the notice contemplated by Section 7.8(b).

          (d)   Holdco 1 shall be afforded a reasonable opportunity to participate in any such process as a potential purchaser.

          (e)   In connection with any such transaction, Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors shall be entitled to determine the form of, and the aggregate amount of, consideration to be paid for the Company; provided, however, that (i) without the prior written consent of Holdco 1, the Company may not be sold at a price which is less than the Reference Price and (ii) no Member shall be required to accept in any such transaction any consideration other than cash or marketable securities (or any combination thereof).

          (f)    Notwithstanding anything in this Agreement to the contrary, all rights of the Minority Investors, and all obligations of Holdco 1 and the Company, under this Section 7.8 shall terminate automatically upon the consummation of a Huntsman Liquidity Transaction or a Vantico IPO.

ARTICLE VIII
ACCOUNTING, RECORDS, REPORTING BY MEMBERS

        8.1    Books and Records.    The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The Company shall maintain at its principal office all of the following (which shall be made available for inspection by any Member or its authorized representatives upon reasonable notice during business hours):

          (a)   A current list of the full name and last known business or residence address of each Member, together with the Units and the held by each Member;

          (b)   A current list of the full name and address of each Manager;

          (c)   A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;

          (d)   A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

          (e)   Copies of the Company's annual audited financial statements (when available) for the previous two calendar years or such lesser period as shall have elapsed after the Effective Date;

          (f)    Any historical quarterly financial statements required to be disclosed to holders of debt under the Company's financing agreements; and

          (g)   Any other information to which Members are entitled under law.

        8.2    Reports.    The Company shall cause to be filed, in accordance with the Act, all reports and documents required to be filed with any governmental agency.

        8.3    Confidentiality.    Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Member agrees that any information obtained by such Member with respect to the Company and its Subsidiaries shall be treated with the same degree of care (and in no event less than reasonable care) that such Member uses to protect its other confidential information; provided that each such Member may (a) disclose such information to legal counsel, consultants, financial advisors, professionals advising it on matters relating to the Transaction Documents, lenders and investment bankers where (i) such disclosure is related to the performance or enforcement of obligations under the Transaction Documents or the consummation of transactions contemplated under the Transaction Documents and (ii) such Member informs the Person to which it is making such disclosure that the disclosed information is confidential, instructs such Person to keep such information confidential and not disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with this Section 8.3), or (b) in connection with the sale or transfer of any Units, if such Member's transferee or prospective transferee agrees with the Company in writing to be bound by the provisions hereof; provided, however that without the prior written consent of the Company (which consent may be withheld in the Company's sole discretion, provided that such consent shall not be arbitrarily withheld), no such information may be disclosed to any prospective transferee if the consent of the Company would be required under Section 7.1 for any sale or transfer to such prospective transferee. In addition, confidential information shall not include information that (i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by such Member or anyone to whom such Member or any of its representatives transmit or have transmitted any information, (ii) is or becomes known or available to such Member on a nonconfidential basis from a source (other than the other Company), or (iii) was independently developed by such Member, provided such independent development can reasonably be proven by the Member's written records. Notwithstanding anything to the contrary in this Agreement, the Company and the Members (collectively, the "Parties") (and each of their employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, provided, however, that neither Party (nor any of its employees, representatives, or other agents) may disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction (including the identity of any Party and any information that could lead another to determine the identity of any Party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

        8.4    Tax Election.    The Company shall timely file and thereafter maintain in effect a properly completed election on Internal Revenue Service Form 8832, Entity Classification Election (and any similar form required under state or local law), to be characterized as a corporation for United States federal, state, and local income tax purposes as of the date of the Company's formation. Such Form 8832 (and any similar form required under state or local law) shall be prepared and filed in the manner specified in Section 301.7701(b)(3)(ii) of the United States Treasury Regulations (and any similar provision under state or local law). The Company and the Members will not take, or cause to be taken, any action that would cause the Company not to be treated as a corporation for U.S. federal, state, and local income tax purposes.

ARTICLE IX
DISSOLUTION AND WINDING UP

        9.1    Dissolution.    The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

          (a)   The entry of a decree of judicial dissolution;

          (b)   The vote of the Members as provided for herein; or

          (c)   The sale of all or substantially all of the assets of Company.

        No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause the dissolution of the Company.

        9.2    Certificate of Cancellation.    As soon as possible following the occurrence of any of the events specified in Section 9.1, however, not before the completion of the winding up of the affairs of the Company, the Managers who have not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Cancellation in such form as shall be prescribed by the Secretary of State of the State of Delaware and file the Certificate of Cancellation as required by the Act. Dissolution of the Company shall be effective on the date which the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate shall have been cancelled and the assets of the Company shall have been distributed as provided herein or under the Act.

        9.3    Winding Up.    Upon the dissolution of the Company, the Company's assets shall be disposed of and its affairs wound up. The Company shall give written notice of the commencement of the dissolution to all of its known creditors.

        9.4    Order of Payment Upon Dissolution.    In the event of any dissolution of the Company, the assets and proceeds of any liquidation of such assets of the Company shall be applied in the following order:

          (a)   To creditors, including Members who are creditors, to the extent permitted by law and in accordance with their relative rights of priority, if any; and

          (b)   All remaining assets and proceeds shall be distributed to the Members pursuant to Section 6.1.

ARTICLE X
PUT/CALL PROVISIONS

        10.1    Put Right.

            (a)    Put Right.    Subject to the terms and conditions hereof, each Minority Investor shall have the right (with respect to each Minority Investor, a "Put Right") to require Holdco 1 to purchase all (but not less than all) of the Units held by such Minority Investor; provided, that if such Minority Investor or any of its Affiliates also owns any VH1 Units, such Minority Investor or its Affiliates simultaneously exercises its put rights under Section 10.1 of the Holdco 1 LLC Agreement with respect to such VH1 Units.

            (b)    Triggers.    A Minority Investor may exercise its Put Right (i) during the 10-day period commencing on each anniversary of the Effective Date by delivering written notice to Holdco 1 during such period of such Minority Investor's exercise of such right under this Section 10.1(b)(i), provided that no Minority Investor shall be entitled to exercise its Put Right under this clause (i) if (x) prior to October 1, 2005, the effect of the transaction is to cause a "change in ownership" of Huntsman Group under Section 382 of the Code and at such time Huntsman Group has any tax attributes that would be limited under Section 382 or 383 of the Code or (y) a Qualifying IPO shall have been consummated at any time prior to the exercise of such Put Right, or (ii) in connection with a Huntsman Liquidity Transaction, as provided below. Holdco 1 hereby agrees to provide each Minority Investor with reasonable notice of any potential Huntsman Liquidity Transaction at least 20 days prior to consummation thereof. Each Minority Investor may exercise its Put Right with respect to a Huntsman Liquidity Transaction by providing Holdco 1 with written notice thereof within 10 days after such Minority Investor has received notice of a potential Huntsman Liquidity Transaction from Holdco 1.

            (c)    Closing.    In the event that a Minority Investor shall have exercised its Put Right pursuant to Section 10.1(b)(i) above, the closing of the sale and purchase of such Minority Investor's Units shall occur (subject to receipt of all necessary governmental and regulatory approvals) no later than 75 days following determination of the Fair Value of such Units pursuant to Section 10.4. In the event that a Minority Investor shall have exercised its Put Right pursuant to Section 10.1(b)(ii) above, the closing of the sale and purchase of such Minority Investor's Units shall occur (subject to receipt of all necessary governmental and regulatory approvals) prior to or contemporaneously with consummation of the Huntsman Liquidity Transaction; provided, that for the avoidance of doubt, Holdco 1 shall have no obligation to consummate such purchase of any Units unless and until such Huntsman Liquidity Transaction shall be consummated.

            (d)    Limitations.    Notwithstanding anything in this Agreement to the contrary, (i) no Minority Investor shall be entitled to exercise any Put Right in the event that the Company is insolvent or at any time that the Company or any of its significant Subsidiaries is in payment default under the terms of any material indebtedness with obligations in excess of US$25 million, and (ii) no Minority Investor shall be entitled to exercise any Put Right unless either (x) it qualifies as an "Accredited Investor" within the meaning of Regulation 501(a) of the Securities Act, or (y) it qualifies as an a non-"U.S. person" for purposes of Regulation S of the Securities Act and the exercise of the Put Right and delivery of securities in respect thereof are made in compliance with Regulation S of the Securities Act; provided, however, that if Holdco 1 shall have elected in its sole discretion to pay cash in full satisfaction of any

    Put Right (and without prejudice to Holdco 1's right to elect in its sole discretion to deliver securities in accordance with Section 10.3), the limitation in this clause (ii) shall not apply with respect to such Put Right.

        10.2    Call Right.

            (a)    Call Right.    Subject to the terms and conditions hereof, Holdco 1 shall have the right (the "Call Right") to require each Minority Investor to sell all (but not less than all) of the Units held by such Minority Investor to Holdco 1 or its designee.

            (b)    Triggers.    Holdco 1 may exercise its Call Right with respect to all, but not less than all, of the Minority Investors in the event of or in connection with a Huntsman Liquidity Transaction occurring after the first anniversary of the Effective Date. Holdco 1 may exercise its Call Right by providing each Minority Investor with written notice of Holdco 1's exercise of such right at any time prior to, or within 10 days after consummation of, such Huntsman Liquidity Transaction.

            (c)    Closing.    In the event that Holdco 1 shall have exercised its Call Right, the closing of the sale and purchase of the Minority Investors' Units shall occur (subject to receipt of all necessary governmental and regulatory approvals) prior to or contemporaneously with consummation of the Huntsman Liquidity Transaction; provided, that (x) if Holdco 1 shall have exercised such Call Right after the consummation of a Huntsman Liquidity Transaction, the closing of such sale and purchase shall occur (subject to receipt of all necessary governmental and regulatory approvals) as soon as reasonably practicable following such exercise and (y) for the avoidance of doubt, Holdco 1 shall have no obligation to consummate such purchase of any Units unless and until such Huntsman Liquidity Transaction shall be consummated.

        10.3    Payment of Purchase Price in any Put or Call Transaction.    Holdco 1 or its designee shall have the right to pay the purchase price for any Units purchased in connection with the exercise of any Put Right or Call Right hereunder in cash or with securities as contemplated in this Section 10.3, or any combination of cash and such securities. In the event Holdco 1 or its designee shall deliver any securities, in respect of any Put Right or Call Right, the Minority Investor receiving such securities shall agree with the Company in writing to transfer such securities only in compliance with applicable securities laws or any applicable exemptions therefrom.

          (a)   In the event that a Minority Investor exercises its Put Right under Section 10.1(b)(i), Holdco 1 or its designee shall have the right, but not the obligation, to deliver to such Minority Investor as partial or full payment for such Minority Investor's Units, equity securities (whether or not marketable) of Huntsman Group or any of its successors or assigns or of any entity that controls Huntsman Group.

          (b)   In the event of a Qualifying IPO, Holdco 1 or its designee shall have the right, but not the obligation, to deliver to such Minority Investor as partial or full payment for such Minority Investor's Units, marketable (subject to underwriter restrictions, if any, contemplated under clause (d) below) equity securities of Huntsman Group or any of its successors or assigns or of any entity that controls Huntsman Group.

          (c)   In the event of any Huntsman Liquidity Transaction other than a Qualifying IPO, Holdco 1 or its designee shall have the right, but not the obligation, to deliver to such Minority Investor as partial or full payment for such Minority Investor's Units, any marketable debt or equity securities into which securities of Huntsman Group or any of its successors or assigns or of any entity that controls Huntsman Group would be converted in such Huntsman Liquidity Transaction.

          (d)   If Holdco 1 or its designee delivers securities under this Section 10.3, the Minority Investor receiving such securities shall agree to comply with (i) any transfer restrictions applicable to other holders of such securities and (ii) any restrictions required by any underwriters in connection with any public offering of securities of Huntsman Group or any of its successors or assigns or of any entity that controls Huntsman Group, provided that such underwriter restrictions are no more restrictive than the restrictions imposed on Holdco 1 and MatlinPatterson by such underwriters.

          (e)   For purposes of determining the extent to which Holdco 1 or its designee shall have satisfied its obligation to pay the purchase price of any Units hereunder:

              (i)  the value of any marketable securities delivered by Holdco 1 or its designee shall be the closing price thereof on the date of delivery; and

             (ii)  the value of any other securities delivered by Holdco 1 or its designee shall be the "fair value" of such securities as of the date of determination as agreed by Holdco 1 and Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, whose Units are then being transferred to Holdco 1 or its designee or, absent such agreement, as determined by an investment bank mutually acceptable to Holdco 1 and Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, whose Units are then being transferred to Holdco 1 or its designee. The determination of such investment bank shall be final and binding on the parties. The investment bank shall have no liability to any Member in respect of its determination. The Company will pay all fees and expenses of such investment bank

        10.4    Purchase Price; Fair Value.

          (a)   The purchase price per Unit for any Units purchased in connection with the exercise of any Put Right or Call Right hereunder shall be equal to the amount obtained by dividing (x) the "Fair Value" of the Company, determined as set forth below, by (y) the sum of (A) the Notional Fully Diluted Unit Amount on the date on which such purchase is consummated and (B) if the purchase price is being determined in connection with the exercise of a Minority Investor's Put Right under Section 10.1(b)(i), the Notional Incentive Dilution Amount, if any, with respect to such exercise. In the event of the exercise of any Put Right or the exercise of any Call Right, the "Fair Value" shall be as agreed by Holdco 1 and Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, whose Units are then being transferred to Holdco 1 or its designee or, absent such agreement, as determined in accordance with the principles set forth in Section 10.4(b) by an investment bank mutually acceptable to Holdco 1 and Minority Investors whose Deemed Ownership Percentage represents a majority of the Deemed Ownership Percentage of all Minority Investors, voting as a group, whose Units are then being transferred to Holdco 1 or its designee. The determination of such investment bank shall be final and binding on the parties. The investment bank shall have no liability to any Member in respect of its determination. The Company shall pay the fees and expenses of any investment bank engaged under this Article X.

          (b)   "Fair Value" shall mean: (i) if Fair Value is being determined in connection with the exercise of a Minority Investor of its Put Right with respect to a Qualifying IPO, the Fair Value of the Company shall be the value of the equity of the Company, expressed in US dollars, which would reasonably be expected to be implied by an initial public offering of the Company at the time of such determination, assuming that the aggregate outstanding consolidated indebtedness of the Company was equal to the Notional Refinanced Debt Level as of the time of such determination, and (ii) in any other circumstance, the Fair Value of the Company shall be the value (including for the avoidance of doubt the control premium associated with a sale of all of the equity of a company), expressed in US dollars, that would be obtained at such time in a sale to an unaffiliated buyer on arm's length terms of all of the equity of the Company on a stand-alone basis, if the aggregate consolidated indebtedness of the Company were equal to the Notional Refinanced Debt Level, but without taking into account the ongoing burden or benefit of any ongoing arrangements with Holdco 1 or any of its Affiliates (other than, for the avoidance of doubt, the pass through of costs and expenses for materials and services obtained from third parties); provided, however, that in no event shall the aggregate amount of any obligation of the Company to make any cash payment in respect of any stock appreciation rights, phantom equity or such other contract rights delivered by the Company in respect of any Incentive Payment Amount under Section 3.2 be taken into account in determining Fair Value. In all events, the Fair Value of the Company shall take into account the fees and expenses of any investment banking firm engaged by the Company under this Article X. "Notional Refinanced Debt Level" shall mean, as of a particular time, the sum of (x) the actual aggregate outstanding consolidated indebtedness of the Company as of the date of such determination and (y) the aggregate amount of premiums and pre-payment or similar penalties that the Company or any of its Subsidiaries would be required to pay in respect of the indebtedness referred to in clause (x) if all of such indebtedness were repaid on the date of such determination.

          (c)   In the event that Holdco 1 shall have exercised its Call Right with respect to a Qualifying IPO (which Qualifying IPO is consummated prior to the third anniversary of the Effective Date), then in addition to the payment of the purchase price for each Minority Investor's Units, at the closing of the purchase of such Units, Holdco 1 shall cause the issuer of the securities issued in such Qualifying IPO to deliver to such Minority Investor a warrant substantially in the form of Exhibit D hereto, with appropriate changes to such form as provided therein; provided, however that notwithstanding the foregoing, Holdco 1 shall have no obligation to cause the issuer of such securities to deliver such warrant to any Minority Investor who, at the time of consummation of the Qualifying IPO is not (and has not certified to Holdco 1 and the issuer in writing that it is) either (i) an "Accredited Investor" within the meaning of Regulation 501(a) of the Securities Act or (ii) a non-"U.S. Person" for purposes of Regulation S of the Securities Act, and neither Holdco 1 nor such issuer shall have any obligation to pay any amount or other consideration to any such Minority Investor in lieu of such warrant.

        10.5    Closing Deliveries.

          (a)   At the closing of the sale and purchase of any Units pursuant to any Put Right or Call Right hereunder, the selling Minority Investor will deliver such Units to Holdco 1 or its designee free and clear of all liens, charges and encumbrances and third party rights and together with all rights of any nature attaching to them including all rights to any dividends or other distributions or returns of capital declared, paid or made with respect thereto.

          (b)   In connection with any sale and purchase of any Units pursuant to any Put Right or Call Right hereunder the selling Minority Investor shall do all things and execute all documents as Holdco 1 may reasonably request to give effect to the sale and purchase of the selling Minority Investor's Units.

ARTICLE XI
PARTICIPATION RIGHTS

        11.1    Right of Participation in Issuances by the Company.

          (a)   Subject to Section 11.3, not less than thirty (30) days prior to the issuance by the Company of equity securities or Derivative Securities (other than an Excluded Issuance), the Company shall offer to each Minority Investor the opportunity to purchase up to such Minority Investor's pro-rata share of the securities to be issued at the same price, on the same terms and pursuant to the same conditions as the Company issues such securities, by delivering to each Minority Investor a notice identifying the securities to be issued and setting forth the price, terms and conditions of such issuance (the "Participation Rights Offer"). For purposes of this Section 11.1(a), a Minority Investor's pro-rata share of the securities to be issued shall be determined based on the number of Units it holds, and without regard to the number of VH1 Units, if any, that it holds.

          (b)   In addition, the Participation Rights Offer shall include an offer to each Minority Investor that both (x) holds VH1 Units and (y) exercises in full any right such Minority Investor has under Section 11.1 of the Holdco 1 LLC Agreement with respect to any proposed contemporaneous issuance of securities of Holdco 1, an opportunity, if Holdco 1 does not purchase its pro-rata share of the securities issued, to purchase on the terms of the Participation Rights Offer, such additional number of such securities of the Company as shall be necessary to ensure that, when taken together with any VH1 Units purchased by such Minority Investor and any equity securities to be purchased by such Minority Investor under Section 11.1(a), such Minority Investor's Deemed Ownership Percentage will not decline as a result of such issuance.

          (c)   A Minority Investor shall have up to a period of twenty (20) days after the receipt of such notice (the "Participation Rights Notice Period") within which to notify the Company in writing that it wishes to accept the Participation Rights Offer. If a Minority Investor wishes to purchase less than its pro-rata share of the securities to be issued, such notice shall so state and shall expressly state the maximum number of such securities that such Minority Investor is willing to purchase. If a Minority Investor gives such written notice within the Participation Rights Notice Period, it shall be bound to purchase such securities on such terms and subject to such conditions, and it shall do all things necessary to consummate the transaction, including, but not limited to, executing and delivering the same documentation that is executed and delivered by the other purchasers of such securities, at the same time as the other purchasers of such securities. If a Minority Investor does not give notice of acceptance of the Participation Rights Offer within the Participation Rights Notice Period, it shall be deemed to have irrevocably rejected the Participation Rights Offer.

        11.2    Certain Excluded Issuances.    In connection with the issuance of any equity securities or Derivative Securities to any third party not affiliated with MatlinPatterson or Holdco 1 (other than securities issued as consideration in connection with the merger or consolidation of another entity into or with the Company or an Subsidiary of the Company, or the sale of all or substantially all of the assets of another entity to the Company or an Subsidiary of the Company), the Company shall use reasonable efforts to give each Minority Investor the opportunity to purchase up to such Minority Investor's pro-rata share of the securities to be issued at the same price, on the same terms and pursuant to the same conditions as the Company issues such securities.

        11.3    Terms of Issuance of Securities to Holdco 1 or MatlinPatterson.    In the event that any equity or derivative securities of the Company are issued to Holdco 1, MatlinPatterson or any of their respective Affiliates, the price for such equity or derivative securities shall be fair to the Company and its Members. Notwithstanding anything in this Agreement to the contrary, (i) the issuance of equity or Derivative Securities to Holdco 1 or any of its Affiliates pursuant to Section 3.2 shall be deemed fair to the Company and its Members for all purposes under this Agreement, and (ii) the issuance of equity or Derivative Securities to officers, employees, managers or directors of, or consultants to, the issuer or its Affiliates, pursuant to any incentive agreement, plan or arrangement contemplated in the Business Plan or approved by the Board of Managers in accordance with Article V (including any approval required under Section 5.5), shall be deemed fair to the Company and its Members for all purposes under this Agreement.

        11.4    Limitation on Participation Rights.    The rights of each Minority Investor, and the obligations of the Company, under Sections 11.1 and 11.2 shall terminate and be of no further force and effect upon consummation of a Qualifying IPO.

ARTICLE XII
REPRESENTATIONS, WARRANTIES AND INDEMNITIES

        12.1    Investment Representations and Warranties of All Members.    Each Member hereby represents and warrants to the Company as of the Closing as follows:

            (a)    Investment Intent.    Such Member is acquiring the Units for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act and applicable state and "blue sky" laws, and such Member has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act and applicable state and "blue sky" laws.

            (b)    Risk of Loss; Sophistication.    Such Member is (i) either (x) an "Accredited Investor within the meaning of Regulation 501(a) of the Securities Act or (y) a non-"U.S. Person" for purposes of Regulation S of the Securities Act and (ii) able to fend for itself, can bear the economic risk of the investment in the Company, has adequate means for providing for its current needs and personal contingencies, and has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of the investment in the Units and can afford a complete loss of its investment.

            (c)    No Registration of Units; Restricted Security; Investment Risk.    Such Member acknowledges that (i) the Units have not been registered under the Securities Act or qualified under any applicable blue sky laws in reliance, in part, on his, her or its representations, warranties, and agreements herein (including, without limitation, the representations and warranties with respect to the bona fide nature of the investment intent); (ii) the Company and the Board of Managers are under no obligation to register or qualify the Units under the Securities Act or under any state securities law, or to assist her, him or it in complying with any exemption from registration and qualification; (iii) the Units are "restricted securities" under the Securities Act in that the Units will be acquired from the Company in a transaction not involving a public offering, and that the Units may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Units or an available exemption from registration under the Securities Act, such securities must be held indefinitely; (iv) there are substantial restrictions on the transferability of the Units pursuant to this Agreement, that there is no public market for the Units and none is expected to develop, and that, accordingly, it may not be possible to liquidate his, her or its investment in the Company; and (v) the Units are speculative investments which involve a substantial degree of risk of loss of an entire investment in the Company, that he, she or it understands and takes full cognizance of the risks related to the purchase of the Units, and that the Company is newly organized and has no financial or operating history.

            (d)    Adequate Information and Opportunity for Discovery.    Such Member has been provided an opportunity for a reasonable time prior to the date hereof to obtain information concerning the offering of the Units the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. Such Member has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Units and other matters pertaining to this investment. Such Member has not been furnished with any oral representation or oral information in connection with the offering of the Units and such Member is not relying on the Company or its Affiliates with respect to economic considerations involved in this investment.

            (e)    No Disposition in Violation of Law.    Without limiting the representations set forth above, and without limiting Article VII of this Agreement, he, she or it will not make any sale, transfer, gift, pledge or other disposition of all or any part of the Units which will result in the violation by her, him or it or by the Company of the Securities Act, the Act, or any other applicable securities laws.

        12.2    Representations and Warranties of Each Member.    Each Member hereby represents and warrants to the other as of the Closing as follows:

            (a)    Power and Authority.    Such Member has all requisite power and authority (or, with respect to a natural person, legal capacity) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which such Member is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents to which such Member is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary action, including, if applicable, corporate action, by or on behalf of such Member. Each of the Transaction Documents to which such Member is a party has been duly executed and delivered by such Member and constitutes a valid and binding obligation of the Member, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and equitable remedies. Except as set forth on Schedule 12.2(a), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to such Member in connection with the execution and delivery of the Transaction Documents to which such Member is a party by such Member, or such Member's performance of the Transaction Documents to which such Member is a party, other than in all cases where the failure to obtain such consent, approval, order or authorization, or registration, declaration, or filing would not, individually or in the aggregate reasonably be expected to have a material adverse effect on the ability of such Member to consummate the transactions contemplated hereby.

            (b)    No Violation.    The execution, delivery and performance of the Transaction Documents to which such Member is a party does not and will not conflict with or result in a violation of the organizational and other governing documents, if any, of such Member, or conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under, (i) any instrument, indenture, lease, mortgage or other agreement or contract to which the Member is a party or to which such Member or any of such Member's directly held assets or properties may be subject or (ii) any federal, state, local or foreign judgment, writ, decree, order, ordinance, statute, rule or regulation applicable to the Member or the Member's directly held assets or properties. For the avoidance of doubt, for purposes of this Section 12.2(b), the assets and properties of any Subsidiary of a Member shall not be deemed to be directly held assets or properties of such Member.

ARTICLE XIII
MISCELLANEOUS

        13.1    Complete Agreement.    This Agreement and the other Transaction Documents constitute the complete and exclusive statement of agreement among the Members and Managers with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members and Managers or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Members or Managers or have any force or effect whatsoever.

        13.2    Binding Effect.    Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and permitted assigns.

        13.3    Parties in Interest.    Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and Managers and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

        13.4    Pronouns; Statutory References.    All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Treasury Regulations, the Act, the DGCL or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

        13.5    Headings.    All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

        13.6    Interpretation.

          (a)   In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or its counsel.

          (b)   Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 30, 2003.

        13.7    References to this Agreement.    Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

        13.8    Exhibits.    All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

        13.9    Severability.    If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

        13.10    Additional Documents and Acts.    Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

        13.11    Notices.    Unless otherwise specified herein, any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when (a) delivered to the address specified by the party to receive the notice, if delivered personally, (b) five days after deposited with the U.S. postal service for delivery by first class mail or, an internationally recognized express courier, (c) immediately upon delivery by facsimile if a confirmation is received and (d) one day after deposit with a nationally recognized overnight carrier for next-day delivery. Such notices shall be given to Members and Managers at their respective addresses set forth on Exhibit A and Exhibit B. Any party may, at any time by giving five business days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

        13.12    Amendments.    All amendments to this Agreement will be in writing and, except as otherwise provided herein, must be approved only by the Board of Managers (including any required approval of Conflict Committee where such amendment constitutes a Conflict Matter).

        13.13    Reliance on Authority of Person Signing Agreement.    Neither the Company nor any Member will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

        13.14    No Interest in Company Property; Waiver of Action for Partition.    No Member has any interest in specific property of the Company. Without limiting the foregoing, each Member irrevocably waives during the term of the Company any right that it, he or she may have to maintain any action for partition with respect to the property of the Company

        13.15    Multiple Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        13.16    Governing Law.    This Agreement shall be governed by the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

* * * * *

        All of the Members of Huntsman Advanced Materials LLC, a Delaware limited liability company, including SISU, as a Member without any limited liability company interest pursuant to Section 18-301(d) of the Act, have executed this Agreement effective as of the date written above.

HUNTSMAN ADVANCED MATERIALS HOLDINGS LLC
By:
Name:
Title
SISU CAPITAL LIMITED
By:
Name:
Title

Schedule I

Incentive Value

        "Incentive Value" shall be determined as follows:

          1.     If the Equity Value is less than Chf 550 million, then the Incentive Value is zero.

          2.     If the Equity Value is greater than or equal to Chf 550 million but less than or equal to Chf 950 million, then the Incentive Value is the sum of (i) Chf 33 million and (ii) 6% of the amount by which the Equity Value exceeds Chf 550 million.

          3.     If the Equity Value is greater than Chf 950 million but less than or equal to Chf 1,150 million, then the Incentive Value is the sum of (i) Chf 57 million and (ii) 8% of the amount by which the Equity Value exceeds Chf 950 million.

          4.     If the Equity Value is greater than Chf 1,150 million but less than or equal to Chf 1,250 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 11% of the amount by which the Equity Value exceeds Chf 1,150 million.

          5.     If the Equity Value is greater than Chf 1,250 million but less than or equal to Chf 1,350 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 12% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 1,300 million, the Incentive Value would be Chf 91 million, which is the sum of (i) Chf 73 million, and (ii) 12% of Chf 150 million, or Chf 18 million.

          6.     If the Equity Value is greater than Chf 1,350 million but less than or equal to Chf 1,450 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 13% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 1,400 million, the Incentive Value would be Chf 105.5 million, which is the sum of (i) Chf 73 million, and (ii) 13% of Chf 250 million, or Chf 32.5 million.

          7.     If the Equity Value is greater than Chf 1,450 million but less than or equal to Chf 1,550 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 13.5% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 1,500 million, the Incentive Value would be Chf 120.25 million, which is the sum of (i) Chf 73 million, and (ii) 13.5% of Chf 350 million, or Chf 47.25 million.

          8.     If the Equity Value is greater than Chf 1,550 million but less than or equal to Chf 1,650 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 14% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 1,600 million, the Incentive Value would be Chf 136 million, which is the sum of (i) Chf 73 million, and (ii) 14% of Chf 450 million, or Chf 63 million.

          9.     If the Equity Value is greater than Chf 1,650 million but less than or equal to Chf 1,750 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 14.5% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 1,700 million, the Incentive Value would be Chf 152.75 million, which is the sum of (i) Chf 73 million, and (ii) 14.5% of Chf 550 million, or Chf 79.75 million.

          10.   If the Equity Value is greater than Chf 1,750 million but less than or equal to Chf 1,850 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 15% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 1,800 million, the Incentive Value would be Chf 170.5 million, which is the sum of (i) Chf 73 million, and (ii) 15% of Chf 650 million, or Chf 97.5 million.

S-1

          11.   If the Equity Value is greater than Chf 1,850 million but less than or equal to Chf 1,950 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 15.5% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 1,900 million, the Incentive Value would be Chf 189.25 million, which is the sum of (i) Chf 73 million, and (ii) 15.5% of Chf 750 million, or Chf 116.25 million.

          12.   If the Equity Value is greater than Chf 1,950 million but less than or equal to Chf 2,000 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 16% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 2,000 million, the Incentive Value would be Chf 209 million, which is the sum of (i) Chf 73 million, and (ii) 16% of Chf 850 million, or Chf 136 million.

          13.   If the Equity Value is greater than Chf 2,000 million, then the Incentive Value is the sum of (i) Chf 73 million and (ii) 16.5% of the amount by which the Equity Value exceeds Chf 1,150 million. For example, if the Equity Value were Chf 2,100 million, the Incentive Value would be Chf 229.75 million, which is the sum of (i) Chf 73 million, and (ii) 16.5% of Chf 950 million, or Chf 156.75 million.

        If the Equity Value is determined in US dollars, the Chf equivalent shall be determined based on an exchange rate of [            ]1 Chf per US dollar, regardless of the actual currency exchange rate prevailing at the time of such determination.

1
Insert exchange rate for the Effective Date as published in the Wall Street Journal on Tuesday, July 1, 2003.

S-2

Exhibit A

Members

Member's Name	Address	Units Received
Huntsman Advanced Materials Holdings LLC	500 Huntsman Way Salt Lake City, UT 84108
Cornèr Banca S.A	Via Canova 16 CH-6901 Lugano Switzerland
Natexis Barques Populaires	10, rue des Roquemonts 1400 Caen France

A-1

Exhibit B

Exhibit B

Manager	Address
Jon M. Huntsman	500 Huntsman Way Salt Lake City, UT
Peter R. Huntsman	3040 Post Oak Blvd. Houston, Texas 77056
Patrick W. Thomas	Everslaan 45 B-3078 Everberg Belgium
Ian Burgess	9 Park Place (St. James) London SW1A 1LP England
David J. Matlin	520 Madison Avenue New York, NY 10022
Joy Seppala	SISU Capital Limited 75 Grosvenor Street London W1K 3JS United Kingdom

B-1

Exhibit C

FORM OF ADOPTION AGREEMENT

        This Adoption Agreement (this "Adoption Agreement") is executed by the undersigned Person (the "New Member") pursuant to the terms of that Second Amended and Restated Limited Liability Company Agreement of Huntsman Advanced Materials LLC (the "Company") dated [                        ], 2003 (as may be amended from time to time, the "LLC Agreement"). By the execution of this Adoption Agreement, the New Member agrees as follows:

        1.    Adoption.    On the date of this Adoption Agreement, the New Member is [acquiring Units from the Company]\[acquiring    Units from [identify transferor]]. The New Member hereby agrees to be bound by the terms and conditions of the LLC Agreement to the same extent as if the New Member had executed the LLC Agreement as an original Member thereto. [Nothing contained herein shall be deemed to relieve the transferring Member from any liability or obligation incurred prior to the effective date of such transfer.]

        2.    Representations and Warranties.    The representations and warranties set forth in Article XII of the LLC Agreement are incorporated herein mutatis mutandis, and the New Member hereby makes such representations and warranties as of the date of this Adoption Agreement.

        3.    Notice.    Any notice required as permitted by the LLC Agreement shall be given to the New Member at the address listed below the New Member's signature below.

        4.    Definitions.    Capitalized terms used in this Adoption Agreement which are not otherwise defined have the meaning set forth in the LLC Agreement.

        5.    Counterparts.    This Adoption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        6.    Governing Law.    This Adoption Agreement shall be governed by the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

C-1

        EXECUTED AND DATED this    day of

[NEW MEMBER]
By:
Name:
Title:
Address:
Attention:
Telecopy:

Agreed to and accepted by the Company

HUNTSMAN ADVANCED MATERIALS LLC

By:
Name:
Title:

C-2

Exhibit D

Form of Warrant

        NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

        No. W-            Warrant for Shares of Common Stock of [ISSUER]

WARRANT FOR COMMON STOCK
of
[CORPORATION]
Void after [                        ]

        This certifies that, for value received,                        or registered assigns ("Holder") is entitled, subject to the terms set forth below, to receive from [CORPORATION], a [            ] corporation (the "Issuer"), upon surrender hereof in accordance with Section 2(b) at any time after the Conversion Date (as defined below), a number of shares of the common stock, par value $    per share, of the Issuer (as constituted on the Conversion Date, the "Common Stock"), as shall be determined pursuant to Section 2(a). The number and character of such shares of Common Stock are not subject to adjustment. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Common Stock of the Issuer, and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in Section 10.4(c) of that certain Second Amended and Restated Limited Liability Company Agreement of Huntsman Advanced Materials Holdings LLC, dated as of                        , 2003, as the same may from time to time be amended, modified or supplemented (the "VH1 LLC Agreement"), and Section 10.4(c) of that certain Second Amended and Restated Limited Liability Company Amendment of Huntsman Advanced Materials LLC, dated as of            , 2003, as the same may from time to time be amended, modified or supplemented (the "VH2 LLC Agreement", and together with the VH1 LLC Agreement, the "LLC Agreements"). The Holder of this Warrant is subject to certain restrictions set forth in this Warrant and shall be entitled to certain rights and privileges set forth in this Warrant. This Warrant is one of the Warrants referred to as the "Warrants" in the LLC Agreements.

        1.    Definitions.    When used in this Warrant, the following terms shall have the meanings set forth below (all terms used in this Warrant that are not defined in this Section 1 shall have the meanings set forth elsewhere in this Warrant):

        "Affiliate" shall have the meaning set forth in the VH2 LLC Agreement.

        "Aggregate Vantico Value Increase" means an amount equal to the excess, if any, of the Third Anniversary Value (determined as set forth in Section 3 below) over the Base Value.

        "Average Closing Price" means the average of the last reported sales prices per share of the Common Stock as reported on the principal securities market on which such shares trade for the 20 consecutive trading days on such securities market ending at the close of trading on the date on which the Third Anniversary Value is determined pursuant to Section 3 hereof.

        "Base Value" means $                        .2

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

        "Called Unit Amount" means [X]3.

        "Conversion Date" means the first Business Day following the date on which the Third Anniversary Value is determined pursuant to Section 3 hereof.

        "Third Anniversary Value" means the value (including for the avoidance of doubt the control premium associated with a sale of all of the equity of a company) that would be obtained on the third anniversary of the Effective Date (as defined in the VH2 LLC Agreement) in a sale to an unaffiliated buyer on arm's length terms of all of the equity of Vantico Holdco 2 on a stand-alone basis, if the aggregate consolidated indebtedness of Vantico Holdco 2 were equal to the Notional Refinanced Debt Level, but without taking into account the ongoing burden or benefit of any ongoing arrangements with Holdco 1 or any of its Affiliates (other than, for the avoidance of doubt, the pass through of costs and expenses for materials and services obtained from third parties); provided, however, that in no event shall the aggregate amount of any obligation of Vantico Holdco 2 to make any cash payment in respect of any stock appreciation rights, phantom equity or such other contract rights delivered by Vantico Holdco 2 in respect of any Incentive Payment Amount (as defined in the VH2 LLC Agreement) under Section 3.2 of the VH2 LLC Agreement be taken into account in determining Third Anniversary Value. In all events, the Third Anniversary Value shall take into account the fees and expenses of any investment banking firm engaged by Vantico Holdco 2 or the Issuer under the Warrant.

        "Huntsman" means Huntsman Holdings, LLC, a Delaware limited liability company.

2
Insert the "Fair Value" of Huntsman Advanced Materials LLC as determined pursuant to Section 10.4 of the VH2 LLC Agreement in connection with the exercise by Holdco 1 or its designee of its Call Right with respect to the Qualifying IPO which gives rise to the obligation to issue the warrant.
3
If the Warrant is being issued in respect of VH2 Units, insert the number of VH2 Units transferred to Holdco 1 or its designee by the Person to whom the Warrant is issued. If the Warrant is being issued in respect of VH1 Units, insert an amount equal to (i) the number of VH2 Units held by Holdco 1 immediately prior to consummation of the call transaction with respect to the Qualifying IPO which gives rise to the obligation to issue the warrant times (ii) a fraction, the numerator of which is the number of VH1 Units transferred to HVH (as defined in the VH1 LLC Agreement) or its designee by the Person to whom the Warrant is issued and the denominator of which is the aggregate number of VH1 Units outstanding immediately prior to the consummation of the call transaction.

        "Notional Incentive Unit Amount" means the amount obtained by subtracting (i) the Notional Fully Diluted Unit Amount (as defined in the VH2 LLC Agreement) on the third anniversary of the Effective Date, from (ii) the amount obtained by dividing (x) the Notional Fully Diluted Unit Amount on the third anniversary of the Effective Date, by (y) an amount equal to one minus a fraction, the numerator of which is the Warrant Incentive Value and the denominator of which is the Third Anniversary Value.

        "Notional Refinanced Debt Level" means the sum of (x) the actual aggregate outstanding consolidated indebtedness of Vantico Holdco 2 as of the third anniversary of the Effective Date and (y) the aggregate amount of premiums and pre-payment or similar penalties that Vantico Holdco 2 or any of its Subsidiaries would be required to pay in respect of the indebtedness referred to in clause (x) if all of such indebtedness were repaid as of the third anniversary of the Effective Date.

        "Vantico Holdco 2" means Huntsman Advanced Materials LLC, a Delaware limited liability company formerly known as Volcano Holdco 2 LLC.

        ["VH1 Units" means "Units" as defined in the VH1 LLC Agreement.]

        ["VH2 Units" means "Units" as defined in the VH2 LLC Agreement.]

        "Warrant Holder Majority" means Persons holding Warrants issued pursuant to Section 10.4(c) of the respective LLC Agreements whose aggregate Called Unit Amount (as defined in each such Warrant) constitutes a majority of the aggregate Called Unit Amount (as defined in each such Warrant) in all of the Warrants.

        "Warrant Incentive Value" means the "Incentive Value" on the third anniversary of the Effective Date determined in accordance with Schedule I to the LLC Agreement based on an "Equity Value" equal to the Third Anniversary Value; provided, however, that if any Incentive Payment Amount (as defined in the VH2 LLC Agreement) shall have previously been paid pursuant to Section 3.2 of the VH2 LLC Agreement, then the Warrant Incentive Value determined in accordance with Schedule I for the third anniversary of the Effective Date shall be reduced (but not below zero) by an amount equal to the aggregate of the Incentive Values used in connection with the calculation or calculations under Section 3.2(a) of the VH2 LLC Agreement of the Incentive Payment Amount or Amounts that were paid.

        "Warrant Value" means an amount equal to (i) the Aggregate Vantico Value Increase, times (ii) a fraction, the numerator of which is the Called Unit Amount and the denominator of which is the sum of (x) the Notional Fully Diluted Unit Amount on the third anniversary of the Effective Date and (y) the Notional Incentive Unit Amount.

        2.    Conversion of Warrant.

          (a)   Subject to the Issuer's rights under Section 4, on the Conversion Date, the Warrant shall automatically convert into a number of shares of Common Stock as shall equal (i) the Warrant Value, divided by (ii) the Average Closing Price.

          (b)   In order to receive the shares of Common Stock issuable upon conversion of this Warrant, at any time after the Conversion Date, the Holder shall surrender this Warrant and the Notice of Surrender annexed hereto duly completed and executed on behalf of the Holder, at the office of the Issuer (or such other office or agency of the Issuer as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Issuer).

          (c)   This Warrant shall be deemed to have been converted immediately prior to the close of business on the Conversion Date as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided that (i) no dividends or other distributions declared after the Conversion Date with respect to Common Stock and payable to the holders of record thereof shall be paid to the holder of any this Warrant until such holder shall surrender this Warrant in accordance with this Section 2; provided that after the surrender of this Warrant in accordance with this Section 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Common Stock represented by this Warrant and (ii) until this Warrant is surrendered in accordance with this Section 2, the holder of this Warrant shall have no right to vote the shares of Common Stock represented by this Warrant. As promptly as practicable on or after the date on which this Warrant is surrendered in accordance with this Section 2, and in any event within ten (10) Business Days thereafter, the Issuer at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

          (d)   Notwithstanding the foregoing, in the event that prior to the surrender of this Warrant for conversion in accordance with Section 2(b), the Issuer shall (i) consolidate with or merge into any Person (as defined in the VH2 LLC Agreement), and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) permit any Person to merge into the Issuer and the Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, then, in any such case, upon surrender of this Warrant in accordance with Section 2(b), this Warrant shall convert into Alternative Consideration with a fair market value equal to the Warrant Value. "Alternative Consideration" means stock, other securities or other assets into which shares of Common Stock are converted or exchanged pursuant to any transaction described in the preceding sentence. For purposes of this Section 2(d), (x) the fair market value of any Alternative Consideration which consists of marketable securities shall be the market value thereof as of the close of business on the second Business Day preceding the date of delivery, and (y) the fair market value of any other Alternative Consideration shall be the "fair value" of such Alternative Consideration as of the date of determination as agreed by the Issuer and a Warrant Holder Majority, or, absent such agreement, as determined by an investment bank mutually acceptable to the Issuer and a Warrant Holder Majority. The determination of such investment bank shall be final and binding on the parties. The investment bank shall have no liability to any Holder in respect of its determination.

        3.    Determination of Third Anniversary Value.    The "Third Anniversary Value" shall be as agreed by the Issuer and a Warrant Holder Majority or, absent such agreement, as determined in accordance with the principles set forth in the definition of Third Anniversary Value by an investment bank mutually acceptable to the Issuer and a Warrant Holder Majority. The determination of such investment bank shall be final and binding on the parties. The investment bank shall have no liability to any warrant holder in respect of its determination. The Issuer shall cause Vantico Holdco 2 to pay the fees and expenses of any investment bank engaged under Section 2(d) or this Section 3.

        4.    Redemption of Warrant.    Notwithstanding anything in this Warrant to the contrary, the Issuer shall have the right to redeem this Warrant at any time following the determination of the Third Anniversary Value pursuant to Section 3 hereof, and prior to the conversion of the Warrant pursuant to Section 2 hereof, for an amount of cash equal to the Warrant Value.

        5.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Issuer shall make a cash payment equal to the Average Closing Price multiplied by such fraction.

        6.    Replacement of Warrant.    On receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Issuer or, in the case of mutilation, on surrender and cancellation of this Warrant, the Issuer at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

        7.    Rights of Stockholders.    The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Issuer that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Issuer or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have converted and been surrendered as provided herein.

        8.    Term of Warrant.    Subject to the terms and conditions set forth herein, this Warrant shall terminate at 5 p.m., New York City time, on the 40th Business Day following the determination of the Third Anniversary Value pursuant to Section 3, and shall be void thereafter.

        9.    Transfer of Warrant.

            (a)    Warrant Register.    The Issuer will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant may change his or her address as shown on the Warrant Register by written notice to the Issuer requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Issuer, the Issuer may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notation of ownership or other writing hereon made by anyone or any other notice to the contrary.

            (b)    Warrant Agent.    The Issuer may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 9(a) above, issuing the Common Stock or other securities then issuable upon the conversion of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

            (c)    Transferability and Nonnegotiability of Warrant.    This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable Federal and state securities laws by the transferor and the transferee and the delivery of investment representation letters and legal opinions reasonably satisfactory to the Issuer.

            (d)    Exchange of Warrant Upon a Transfer.    On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this Section 9, the Issuer at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

            (e)    Compliance with Securities Laws.

              (i)  The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon conversion hereof are being acquired solely for the Holder's own account as principal and not as a nominee for any other party, and for investment purposes, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon conversion hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

             (ii)  This Warrant and all shares of Common Stock issued upon conversion hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

        THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR

TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS. COPIES OF THE AGREEMENT COVERING THE ISSUANCE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE ISSUER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

        10.    Reservation of Stock.    The Issuer covenants that at all times during the Conversion Period, the Issuer will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of all outstanding Warrants and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon conversion of all outstanding Warrants. The Issuer further covenants that all shares that may be issued upon the conversion of this Warrant, as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Issuer agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Warrant.

        11.    Notices.    All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third Business Day following the date of such mailing.

        12.    Amendments.

          (a)   Any term of this Warrant may be amended with the written consent of the Issuer and the Holder. Any amendment effected in accordance with this Section 12 shall be binding upon each subsequent Holder of the Warrant and the Issuer.

          (b)   No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        13.    Descriptive Headings and Governing Law.    The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflicts of law provisions.

        IN WITNESS WHEREOF, [CORPORATION] has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: ,
[HOLDER]
By:
Name:
Title:
[CORPORATION:]
By:
Name:
Title:

NOTICE OF SURRENDER

To:
[CORPORATION]

          (1)   The undersigned registered owner of this Warrant hereby irrevocably surrenders for conversion this Warrant pursuant to the provisions of Section 2 of the attached Warrant.

          (2)   In surrendering this Warrant for conversion, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion hereof are being acquired solely for the account of the undersigned as principal and not as a nominee for any other party, for investment purposes and not with a view toward distribution or resale, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

          (3)   Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned [or in such other name as is specified below]:

(Name)

    Name:
    Date:

ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                        Attorney to make such transfer on the books of [CORPORATION], maintained for the purpose, with full power of substitution in the premises.

        The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon conversion hereof are being acquired by the Assignee for investment purposes and not with a view toward distribution or resale, and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon conversion hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon conversion of this Warrant, the Assignee shall, if requested by the Issuer, confirm in writing, in a form satisfactory to the Issuer, that the shares of stock so purchased are being acquired for investment purposes and not with a view toward distribution or resale.

    Name:
    Date:

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SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT FOR HUNTSMAN ADVANCED MATERIALS LLC A DELAWARE LIMITED LIABILITY COMPANY
  Exhibit A
  Exhibit B
FORM OF ADOPTION AGREEMENT
Form of Warrant